As filed with the Securities and Exchange Commission on January 17, 2017

Registration No. 333-214896

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

GWG HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-2222607
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

220 South Sixth Street, Suite 1200
Minneapolis, Minnesota 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Paul D. Chestovich Maslon LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Tel: (612) 672-8200

Copies to:

GWG Holdings, Inc.

Jon R. Sabes

Chief Executive Officer

220 South Sixth Street, Suite 1200

Minneapolis, Minnesota 55402

Tel: (612) 746-1944

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Dominic Baldini Emerson Equity LLC 155 Bovet Road, Suite 725 San Mateo, CA 94402 Tel: (650) 312-0200

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Series 2 Redeemable Preferred Stock, par value $.001 per share	250,000	$1,000	$250,000,000	$28,975	(2)
Common Stock, par value $.001 per share, issuable upon conversion of Series 2 Redeemable Preferred Stock (3)(4)	—	—	—	—

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)	Amount previously paid.
(3)	We also are registering hereunder an indeterminate number of shares of Common Stock that may be issuable upon the conversion of the Series 2 Redeemable Preferred Stock. The shares of Common Stock issuable upon conversion of the Series 2 Redeemable Preferred Stock will be issued for no additional consideration, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933.
(4)	Pursuant to Rule 416 of the Securities Act of 1933, such number of shares of Common Stock registered hereby also shall include an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, recapitalizations or similar events or adjustments in the number of shares issuable as provided in the Certificate of Designation setting forth the rights, preferences and limitations of the Series 2 Redeemable Preferred Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, shall have been declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2017

GWG HOLDINGS, INC.

Maximum of 250,000 Shares of Series 2 Redeemable Preferred Stock

We are offering a maximum of 250,000 shares of our Series 2 Redeemable Preferred Stock, par value $.001 per share. Each share of Series 2 Redeemable Preferred Stock will have an initial stated value of $1,000 per share, which is the price at which the Series 2 Redeemable Preferred Stock will be publicly offered and sold. The Series 2 Redeemable Preferred Stock will not be certificated. The Series 2 Redeemable Preferred Stock ranks senior to our common stock with respect to payment of dividends and distribution of amounts upon our liquidation, dissolution or winding up, and pari passu with the rights of our Redeemable Preferred Stock and our Series A Convertible Preferred Stock. Holders of our Series 2 Redeemable Preferred Stock will have no voting rights.

Each share of Series 2 Redeemable Preferred Stock has an initial stated value of $1,000 per share, and may be partially converted into our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days prior to the date of conversion (discounted, based on the number of years your preferred stock has been held, as described below), subject, however, to a maximum of common shares for each share of converted preferred stock, subject to equitable adjustment. Our common stock trades on The NASDAQ Capital Market under the symbol “GWGH.” Our Series 2 Redeemable Preferred Stock, however, does not trade on any national securities exchange or over-the-counter market.

We are an “emerging growth company” under applicable law and are subject to reduced public company reporting requirements. Please read the disclosures on page 7 of this prospectus for more information. Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and those on page 13 of this prospectus and in any applicable prospectus supplement before investing in our securities.

Please read this prospectus before investing and keep it for future reference. We file annual, quarterly and current reports with the SEC. This information will be available free of charge by contacting us at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 or by phone at (612) 746-1944 or on our website at www.gwgh.com. The SEC also maintains a website at www.sec.gov that contains such information.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Maximum Offering
Public offering price	$1,000	$250,000,000
Selling commissions(1)(3)	$60	$15,000,000
Additional compensation(2)(3)	$20	$5,000,000
Proceeds, before expenses, to us	$920	$230,000,000

(1)	Selling commissions will equal 6.00% of aggregate gross proceeds, and be payable to each soliciting broker-dealer authorized by us and Emerson Equity LLC, the managing broker-dealer or “dealer manager” for this offering.
(2)	Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to the dealer manager) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to the wholesalers, who are employees of the Company and associated with the dealer manager) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional compensation will not exceed 2.00% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to other soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.
(3)	The combined selling commissions and additional compensation for this offering will not exceed 8.00% of the aggregate gross proceeds of this offering. Our dealer manager will repay us any selling commission and additional compensation payments exceeding 8.00% of our aggregate gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

The dealer manager for this offering is Emerson Equity LLC. The dealer manager is not required to sell any specific number or dollar amount of securities, but will use its “best efforts” to sell the securities offered. The minimum permitted purchase is generally $10,000, but we may accept purchases of less than $10,000 in our discretion. We may terminate this offering at any time or may offer Series 2 Redeemable Preferred Stock pursuant to a new registration statement.

We will sell Series 2 Redeemable Preferred Stock through Depository Trust Company, or “DTC,” settlement. We will also sell Series 2 Redeemable Preferred Stock through direct settlement with the Company. See “How to Purchase Shares” and “Plan of Distribution” for a description of this settlement method.

EMERSON EQUITY LLC

as Dealer Manager

The date of this prospectus is            , 2017

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Tel: (612) 746-1944
Fax: (612) 746-0445

ABOUT THIS PROSPECTUS

We have prepared this prospectus as part of a registration statement that we filed with the SEC for our offering of Series 2 Redeemable Preferred Stock. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus and certain information that is incorporated by reference. You should read this prospectus, the related exhibits filed with the SEC, together with additional information described below under “Where You Can Find More Information,” and the documents that are incorporated, or deemed to be incorporated, by reference into this prospectus. This prospectus contains summaries of certain other documents, which summaries contain all material terms of the relevant documents and are believed to be accurate, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. Such information necessarily incorporates significant assumptions, as well as factual matters. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

You should rely only on the information contained in this prospectus. Neither we nor the dealer manager have authorized any other person to provide you with any information different from that contained in this prospectus or information furnished by us upon request as described herein. The information contained in this prospectus is complete and accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or sale of our shares. In this prospectus, we use the term “day” to refer to a calendar day, and we use the term “business day” to refer to any day other than Saturday, Sunday, a legal holiday or a day on which banks in New York City are authorized or required to close.

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. Each prospective investor should consult its, his or her own legal, tax and financial advisors to ascertain the merits and risks of the transactions described herein prior to purchasing the Series 2 Redeemable Preferred Stock. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

INDUSTRY AND MARKET DATA

The industry and market data used throughout this prospectus have been obtained from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. We believe that each of these studies and publications is reliable.

HOW TO PURCHASE SHARES

If, after carefully reading this entire prospectus, obtaining any other information requested and available, and being fully satisfied with the results of pre-investment due-diligence activities, you would like to purchase the Series 2 Redeemable Preferred Stock offered hereby, you may purchase the shares through DTC (Depository Trust Company) settlement or direct settlement with the Company.

For DTC settlement, your broker-dealer must be a participant in the DTC system. In such a case, you can place an order for the purchase of shares through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds will be placed to facilitate your purchase in this offering. Orders will be executed by your broker-dealer electronically and you must coordinate with your broker-dealer’s registered representative to pay the full purchase price for the shares by the settlement date. Orders may be placed at any time, and the settlement date will be the date on which your purchase is accepted and consummated. You will be credited with ownership of the shares on the settlement date. Your purchase price for the shares purchased in this way will not be held in escrow.

When settling a purchase directly with the Company, you will send your completed and executed Subscription Agreement, together with your subscription amount, to the address listed below. Your subscription amount should be paid through a certified check or personal check payable to the order of “GWG Holdings, Inc.—Subscription Account.” In lieu of paying by check, you may wire your subscription amount to the account referenced below.

Securities Transfer Corp.
2591 Dallas Parkway, Suite 102
Frisco, TX 75034

Wire Instructions
GWG Holdings, Inc. — Subscription Account
Account:
Routing:
Bank Name: Bell State Bank & Trust

Your broker-dealer or professional will gather and send in the required information on your behalf, and may facilitate your payment of the subscription amount. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. Once accepted, we will have immediate access to your subscription amount and we will issue you, in book-entry form, the Series 2 Redeemable Preferred Stock you have purchased.

COVERED SECURITY

Our Series 2 Redeemable Preferred Stock is a “covered security.” The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our Series 2 Redeemable Preferred Stock is a covered security because they will be senior to our common stock, which is listed on The NASDAQ Capital Market, and therefore our offering of this preferred stock is exempt from state registration.

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FREQUENTLY ASKED QUESTIONS ABOUT THIS OFFERING

What is this offering?

GWG Holdings, Inc. is offering to sell 250,000 shares of Series 2 Redeemable Preferred Stock. This preferred stock will pay a      % per annum cumulative dividend, and will be callable at our discretion, in whole or in part, at any time and from time to time. In addition, investors may request redemption of this preferred stock once per calendar quarter, subject, however, to our ultimate discretion as to whether to honor such a request, and further subject to an applicable redemption fee. In addition, investors may themselves elect to convert some of their preferred shares into our common stock.

Are there minimum purchase requirements for this offering?

The shares will sell for $1,000 per share. The minimum purchase is 10 shares and there is no maximum purchase. There is no aggregate minimum number of shares of Series 2 Redeemable Preferred Stock that must be subscribed for, or related proceeds that must be received, before we can accept subscriptions and access investor funds.

What do you mean by “preferred stock?”

Preferred stock means that, in the event of the liquidation of our Company, the holder of this stock will receive preferential treatment as compared to holders of certain other stock or equity in the Company. In this case, the holders of this preferred stock would receive payment of accrued and declared but unpaid dividends, plus the stated value of their preferred stock (i.e., the original purchase price), before the holders of junior equity, such as our common stock. This preferred stock will also entitle its holders to preferred dividends, meaning that dividends on this stock must be paid prior to dividend payments being made to holders of junior equity, such as our common stock. This preferred stock does not, however, have any voting rights. Our Company has earlier issued other series of preferred stock denominated “Redeemable Preferred Stock” and “Series A Convertible Preferred Stock,” and with respect to both liquidation and dividend-payment rights, the Series 2 Redeemable Preferred Stock offered hereby will be pari passu with that earlier issued Redeemable Preferred Stock and Series A Convertible Preferred Stock.

Will I be able to receive any of my dividend payments in the form of additional shares of preferred stock?

Yes, however, we (the Company) will decide whether to issue dividends in the form of cash or additional shares of preferred stock. We do not anticipate that purchasers of the Series 2 Redeemable Preferred Stock will be able to express any preference in this regard, or affect any decision on our part to pay dividends in cash or in stock.

Are the dividends paid on this stock taxable?

Yes, the dividends you receive on the preferred stock are taxable in the period in which you receive the dividends. We believe that dividends paid on this stock may be eligible for taxation as “qualified dividend income,” which means a tax rate of 15–20% may apply to this income depending on the ordinary income marginal tax bracket in which an investor is taxed. Investors will receive an IRS form 1099-DIV for the tax year in which a dividend is paid. Investors should consult with their own tax advisor regarding tax consequences.

Is my investment guaranteed?

No. As with almost any investment, there is a risk of loss. Before you invest in our Series 2 Redeemable Preferred Stock you should read the entire prospectus and understand the risks associated with this investment. In particular, you should carefully read the “Risk Factors” section of this prospectus together with the risk disclosures incorporated into this prospectus by reference. We encourage you to review all of our disclosures about this offering and to ask questions of us and consult with your advisors about any questions you may have regarding this offering.

Can I resell or transfer my shares after they have been purchased?

Yes. It will be legally possible to sell or transfer the shares you purchase in this offering since these securities are being offered and sold pursuant to a registration statement and will not therefore be “restricted” under applicable law. We do not, however, expect a public trading market to develop for either the Series 2 Redeemable Preferred Stock in the foreseeable future, if ever. If you wish to transfer your preferred shares held in book-entry form, you should contact us. If you wish to transfer your preferred shares held through DTC, you should contact your broker-dealer.

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Will it be possible, at some point, to redeem the preferred shares for cash?

Yes. You will be entitled once per calendar quarter to request redemption of your preferred stock at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon. In some cases, however, a redemption fee may apply. After the third anniversary of the issuance of the preferred shares, no redemption fee will apply.

You should understand that we will not be obligated in all cases to honor your redemption request. Our obligation to honor a redemption request will be limited to the extent that we do not have sufficient funds available to fund any such redemption, which is a determination we will make in our sole discretion. Our obligation to honor a redemption request will be further limited by applicable law, any restrictions in our Certificate of Incorporation, and any borrowing agreements to which we or our subsidiaries are a party or are otherwise bound. To the extent we have requests for redemptions that we are unable to satisfy, we will honor those requests promptly after we become able to do so, with all such deferred requests being satisfied on a prorated basis, regardless of the order in which we received those requests. See “Description of Securities Offered.” See also “Risk Factors—You may not be able to redeem your preferred shares when and as you wish.”

If I have an emergency, can I get any of my money when I need it?

Preferred stock is an equity investment and we are not obligated to redeem your shares unless and until we call the stock for redemption (please see the discussion immediately above for more detail). You should take this into account before you purchase our preferred stock. You should not count on us redeeming any stock if you have an emergency need for the money. There are, however, certain circumstances—such as upon your death, bankruptcy or total disability—where we will, if legally possible, redeem your shares upon your request. These circumstances are discussed immediately below.

If I die, will you repurchase my preferred stock?

Not automatically. The legal representative of your estate will, however, have the right to request that we redeem your preferred shares. If we receive adequate documentation evidencing your death, we will honor this kind of repurchase request without any penalty if we are permitted by applicable law, our Certificate of Incorporation, and our borrowing agreements to do so. In the absence of a repurchase request by your estate, your preferred stock will go to your estate for distribution according to your will or the applicable laws of intestacy, and be paid out when called by us or through your estate’s exercise of a redemption request. The Certificate of Designation for our Series 2 Redeemable Preferred Stock, which governs the rights, preferences and privileges of the preferred shares, contains similar rights to request redemption in the event of a bankruptcy or your total disability. Please see “Description of Securities Offered” for important details about these rights.

Will I receive a stock certificate?

No. Stock certificates will not be issued. Your ownership will be noted as Series 2 Redeemable Preferred Stock in our stock register.

What if I need proof of ownership of my investment in GWG?

At your request, we will confirm in writing your investment in our Series 2 Redeemable Preferred Stock.

Can I convert my preferred stock into shares of common stock?

Yes. Holders of this preferred stock may partially convert the preferred stock into common stock. When this is done, the conversion price at which common shares are issued will equal the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us (discounted, based on the number of years the preferred stock has been held, as described below). Nevertheless, a holder’s right to convert is limited to a maximum of shares of common stock for each share of preferred stock converted. In such a case, the remaining unconverted portion of your preferred stock will remain as a fractional share of Series 2 Redeemable Preferred Stock.

Your right to convert preferred shares into common shares will be suspended in the event that we call your preferred shares for redemption. For more information, please see “Description of the Series 2 Redeemable Preferred Stock.”

Could my subscription be refused?

Yes. Your subscription must be approved by us. We have the right to reject any subscription for any reason.

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Who might benefit from an investment in our Company?

An investment in our Company and our preferred stock may be beneficial for you if seek to add to your personal portfolio an investment focused in our industry or that is otherwise not correlated to the financial markets, and are able to hold your investment indefinitely. Our preferred stock will not be an appropriate investment for persons who need or may need immediate liquidity.

How long will this offering last?

The offering is a continuous offering. Under SEC rules, the offering under this registration statement will expire after three years from the date of its effectiveness. We may, however, conduct similar or identical offerings during this same time or afterwards. We may also decide to terminate this offering at any time.

Will I be notified of how my investment is doing?

We will provide you with periodic updates on our performance through periodic filings we make with the SEC. Such filings will include: (i) three quarterly financial reports; (ii) one annual report; (iii) supplements and amendments to this offering, as appropriate; and (iv) such other reports as required under Sections 13 and 15(d) of the Securities Exchange Act of 1934. Such information is also available on our corporate website at www.gwgh.com.

Who can help answer my questions about the offering?

If you have more questions about the offering, you should contact a registered representative of your broker-dealer or other investment professional, or else contact:

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
(612) 746-1944

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PROSPECTUS SUMMARY

This summary highlights some of the information in this prospectus. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire prospectus, including the section entitled “Risk Factors,” and the documents that are incorporated, or deemed to be incorporated, by reference into this prospectus, before making a decision to invest in our preferred stock. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “GWG” refer to GWG Holdings, Inc. together with its wholly owned subsidiaries. In instances where we refer specifically to “GWG Holdings” or “GWG Holdings, Inc.,” or where we refer to a specific subsidiary of ours by name, we are referring only to that specific legal entity.

Our Company

We are a financial services company committed to finding new ways of disrupting and transforming the life insurance and related industries through innovative products and services, business processes, financing strategies, and advanced genomic technology. Historically, we have focused on creating opportunities for consumers to obtain significantly more value for their life insurance policies as compared to the traditional options offered by the insurance industry. As part of our business, we create opportunities for investors to receive income and capital appreciation from our various activities in the life insurance and related industries.

The life insurance industry provides us with the opportunity to earn non-correlated yield by purchasing life insurance policies in the secondary market at a discount to the face value of the policy benefit. We pay the premiums of the policies that we purchase and collect the policy benefit upon maturity. In sum, we seek to earn a net profit between the yield generated by the life insurance assets we own and the costs we incur to originate and finance those assets. This practice is disruptive to the life insurance industry since insurance carriers rely on consumer lapse and surrender behavior resulting in the forfeiture of policy benefits. Since inception, we have purchased approximately $2.2 billion in face value of policy benefits from consumers for over $379.7 million, as compared to the $26.1 million in surrender value offered by insurance carriers on those same policies. Our business allows consumers to maximize their investment in life insurance for their retirement or other financial needs.

We believe the market potential for the secondary life insurance market is large. According to the 2016 American Council of Life Insurers Fact Book (ACLI), in 2015 individuals owned over $12.3 trillion in face value of life insurance policies in the United States. This figure includes all types of policies, including term insurance and permanent insurance known as whole life and universal life. The ACLI reports that in 2015, the lapse and surrender rate of individual life insurance policies was 5.4%, aggregating to a face value of $638.5 billion in surrendered benefits. Research by Conning Research & Consulting (Conning) reports that in 2016 the annual net potential for the secondary life insurance market exceeded $141 billion in benefits. Of that market potential, Conning estimates that, in 2015, secondary market investors purchased approximately $1.7 billion in face value of life insurance benefits, indicating that the secondary market is dramatically underserved. With an aging demographic in need of retirement assets and related financial services, Conning expects the net market potential to grow to an annual $170 billion in face value of life insurance benefits by 2025. We believe that the life insurance secondary market represents both a dramatically underserved market and significant long-term growth opportunity.

A critical factor for our success in permitting consumers to maximize their life insurance investments, and in creating opportunities for investors to earn yield from our life insurance assets, is our ability to accurately estimate human life expectancy. Our search for increased precision in estimating life expectancy led us to a mortality predictive technology developed by Dr. Steve Horvath, a Professor of Human Genetics and Biostatistics at the University of California, Los Angeles (UCLA). In 2016, we exercised an exclusive option to license Dr. Horvath’s “DNA Methylation Based Predictor of Mortality” technology, or “M-Panel” technology. We believe M-Panel technology could improve our ability to more precisely predict human life expectancy. We are currently in the process of negotiating a license agreement and assessing the intellectual property protection we may receive as a result of such a license.

M-Panel and similar technology may not only improve the way in which we select and price life insurance policies for purchase in the secondary market, but it could also revolutionize the manner in which the entire life insurance industry prices and selects mortality risk. As a result, we intend to use M-Panel and other technology to improve our life insurance secondary market business as well as to pursue additional lines of business in the life insurance industry. According to industry experts, advancements such as DNA testing have the potential to upend the ability of insurers to assess and select risks. Industry consultants KPMG, Accenture, and Ernst & Young all take the position that the insurance industry will undergo transformational change as advanced technologies affect their businesses. We believe that increased precision in predicting life expectancy through the use of technology, and our broader commitment to innovating through the use of new technologies in an “insurtech” approach, will provide us with a significant competitive advantage in the secondary market. Furthermore, while we are still refining the precise strategies through which we may pursue specific opportunities, we believe that our use of technology may offer us opportunities to innovate and transform historical business methods used throughout the broader insurance, long-term care and annuity industries.

We believe that we are uniquely positioned to continue acquiring life insurance assets from consumers in the secondary market, while developing additional innovative business models in the life insurance and related industries through the use of technology such as the M-Panel technology. We expect to continue to finance our growth by providing investors with the opportunity to participate in the yield and growth opportunities we create.

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To participate and compete in, and expand, our markets, we spend significant resources: (i) recruiting and developing a professional management team; (ii) establishing strategic relationships for delivering the services we provide; (iii) creating opportunities for investors to participate in the yield and capital appreciation generated by the alternative life insurance assets and technology we own; (iv) creating innovative growth opportunities to participate in the life insurance industry through the use of technology; and (v) developing a robust operational platform and systems for originating life insurance policies and other alternative assets.

Portfolio Information

Our portfolio of life insurance policies owned by our wholly owned subsidiaries as of September 30, 2016 is summarized below:

Total portfolio face value of contract benefits	$1,272,078,000
Average face value per contract	$2,035,000
Average face value per insured life	$2,263,000
Weighted average age of insured (yrs.)*	81.8
Weighted average life expectancy estimate (yrs.)*	6.8
Total number of contracts	625
Number of unique lives	562
Demographics	73% Males; 27% Females
Number of smokers	24
Largest contract as % of total portfolio	0.79%
Average contract as % of total portfolio	0.16%
Average annual premium as % of face value	3.33%

* averages presented in the table are weighted averages.

Corporate Organization

Our business was originally organized in February 2006. We added our current parent holding company, GWG Holdings Inc., in March 2008, and in September 2014 we consummated an initial public offering of our common stock on The NASDAQ Capital Market, where our stock trades under the ticker symbol “GWGH.”

GWG Holdings, Inc. (GWG Holdings) conducts its life insurance related business through a wholly owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s wholly owned subsidiaries, GWG Trust, GWG DLP Funding III, LLC, and GWG DLP Funding IV, LLC. All of these entities are legally organized in Delaware.

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402 and our telephone number at that address is (612) 746-1944. Our website address is www.gwgh.com. The information on or accessible through our website is not part of this prospectus. Our corporate structure, including our principal subsidiaries, is as follows:

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“Emerging Growth Company” Status

As a public reporting company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other requirements otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles and objectives and analyzing how our compensation elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards. Our election to use the phase-in periods is irrevocable and may make it difficult to compare our financial statements to companies that are either ineligible for, or have opted out of, the longer phase-in periods.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933 (which occurred in September 2014), or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

It should be noted that certain reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules, and our claim to those reduced reporting requirements and exemptions will not be affected by the loss of our status as an “emerging growth company.” In this regard, we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter.

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The Offering

Issuer	GWG Holdings, Inc.

Method of Purchase	Investors may pay cash or exchange their outstanding debt securities issued by the Company in satisfaction of the aggregate purchase price for the Series 2 Redeemable Preferred Stock.

Minimum Investment	The minimum investment amount is generally $10,000, but we may accept purchases of less than $10,000 in our discretion.

Offering Price	$1,000 per share of Series 2 Redeemable Preferred Stock.

Series 2 Redeemable Preferred Stock	A maximum of 250,000 shares of Series 2 Redeemable Preferred Stock is being offered on a continuous basis.

Ranking. The Series 2 Redeemable Preferred Stock ranks senior to our common stock, pari passu with our Series A Convertible Preferred Stock and our earlier issued Redeemable Preferred Stock, and senior to or pari passu with all other classes and series of our preferred stock, with respect to the payment of dividends and rights upon liquidation, dissolution or winding up.

“Pari passu” means that in determining priority of payment in respect of entitlement to dividends and distributions upon our liquidation, winding-up or dissolution, the holders of this preferred stock, together with the holders of any other class of “pari passu” equity, will be treated equally and without preference.

Stated Value. Each share of Series 2 Redeemable Preferred Stock will have an initial “stated value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, and reclassifications, as set forth in the Certificate of Designation for the Series 2 Redeemable Preferred Stock.

Dividends. Holders of Series 2 Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each share of Redeemable Preferred Stock at an annual rate of     % of the stated value of such share. Dividends are payable monthly. Dividends on each preferred share will begin accruing on, and will be cumulative from, the date of issuance and regardless of whether our Board of Directors declares and pays such dividends.

In the event that our Certificate of Incorporation, provisions of Delaware law or our borrowing agreements prohibit us from paying dividends in cash, and if we do not pay dividends in the form of preferred stock as described below, unpaid dividends will cumulate.

At our option, we may pay dividends in the form of duly authorized, validly issued, fully paid and non-assessable shares of the Series 2 Redeemable Preferred Stock. Any preferred stock we issue in satisfaction of our dividend-payment obligations will be valued at the stated value of such shares.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

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Voting Rights. The Series 2 Redeemable Preferred Stock has no voting rights.

Redemption Request at the Option of a Holder. Once per calendar quarter, a holder will have the opportunity to request that we redeem that holder’s Series 2 Redeemable Preferred Stock at a redemption price equal to the stated value of such redeemed shares, plus any accrued but unpaid dividends thereon, less the applicable redemption fee (if any). As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

●           % if the redemption is requested on or before the first anniversary of the original issuance of such shares.

●          % if the redemption is requested after the first anniversary and on or before the second anniversary of the original issuance of such shares.

●          % if the redemption is requested after the second anniversary and on or before the third anniversary of the original issuance of such shares.

After the third anniversary of the date of original issuance of shares to be redeemed, no redemption fee shall be subtracted from the redemption price.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also redeem the preferred shares of a holder who is a natural person (including an individual beneficial holder who holds our preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the stated value, plus accrued and unpaid dividends thereon.

A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working on a full-time basis as of the date on which his or her preferred shares were purchased, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, the Certificate of Designation for the Series 2 Redeemable Preferred Stock defines working “on a full-time basis” to mean working at least 40 hours per week.

Optional Redemption by the Company. We will have the right (but not the obligation) to call and redeem shares of the Series 2 Redeemable Preferred Stock at 100% of their stated value, plus any accrued but unpaid dividends thereon. In the event that we call and redeem an investor’s preferred shares prior to the one-year anniversary of the purchase of those shares, we will also pay an additional amount sufficient to cause the investor to have received at least one year’s worth of dividends on the preferred shares being redeemed.

Restrictions on Redemption and Repurchase. We will not be obligated in all cases to redeem these preferred shares, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation from making such redemption or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. In this regard, we will have discretion under the Certificate of Designation for the Series 2 Redeemable Preferred Stock to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we have requests for redemptions that we are unable to satisfy, we will honor these redemptions promptly after we become able to do so, with all such deferred requests being satisfied on a prorated basis, regardless of the order in which we received the requests.

Conversion by a Holder. Subject to the limitations described below, holders of this preferred stock will have the option to partially convert their preferred stock into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us. This volume-weighted average price will be discounted, based on the number of years you have held your preferred stock, as set forth below:

Years Held	Applicable Discount
1		%
2		%
3		%
4		%
5		%

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The right of holders to convert their preferred shares is limited to      shares of common stock for each share of converted preferred stock (subject to customary equitable adjustment in cases of stock splits, stock dividends and recapitalizations). In the case of a conversion, the remaining unconverted portion of your preferred stock will remain as a fractional share of Series 2 Redeemable Preferred Stock.

In the event that we deliver a notice of proposed redemption of an investor’s preferred shares (see the caption “Optional Redemption by the Company” above), the right of a holder to convert those shares into our common stock will be suspended until the redemption date. If, however, we do not consummate the redemption on the redemption date, then the suspension on the right to convert will terminate and holders will once again have the right to convert their preferred shares into our common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series 2 Redeemable Preferred Stock, the holders of these preferred shares will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the stated value per share, plus accrued but unpaid dividends thereon.

Capital stock outstanding before this offering

As of January 17, 2017, there were:

●     2,640,520 shares of Series A Convertible Preferred Stock outstanding;

●     64,494 shares of Redeemable Preferred Stock outstanding; and

●     5,980,190 shares of common stock outstanding (this number excludes shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock, shares of common stock issuable upon the conversion of outstanding Redeemable Preferred Stock, the exercise of outstanding warrants and options, and shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan).

Capital stock outstanding after this offering

Assuming all 250,000 shares of Series 2 Redeemable Preferred Stock offered hereby are sold, after the conclusion of this offering we will have:

●     2,640,520 shares of Series A Convertible Preferred Stock outstanding;

●     64,494 shares of Redeemable Preferred Stock outstanding;

●     250,000 shares of Series 2 Redeemable Preferred Stock outstanding; and

●     5,980,190 shares of common stock outstanding (this number excludes shares of common stock issuable upon the conversion of our outstanding Series A Convertible Preferred Stock, shares of common stock issuable upon the conversion of outstanding Redeemable Preferred Stock and Series 2 Redeemable Preferred Stock, the exercise of outstanding warrants and options, and shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan).

Use of Proceeds

If all the shares offered hereby are sold for cash, we would expect to receive up to approximately $229,635,000 of net proceeds from this offering after deducting estimated offering expenses, including selling commissions and additional compensation, and our own offering-related expenses. There is no aggregate minimum amount of preferred shares that must be sold before we access investor funds.

We intend to use a majority of the net cash proceeds from this offering to acquire life insurance assets. We also intend to use net proceeds from this offering for certain other business expenditures, including without limitation, to make payments of premiums on life insurance policy assets we own, to repay principal and interest on debt as it becomes due, redeem shares of preferred stock, to make strategic acquisitions of other yield-bearing assets, to develop and commercialize certain technologies we may license, and for general working capital purposes. See “Use of Proceeds” for additional information.

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No Market for Redeemable Preferred Stock; Transferability	There is no existing public trading market for the Series 2 Redeemable Preferred Stock and we do not anticipate that a secondary market for the stock will develop. We do not intend to apply for listing of this preferred stock on any securities exchange or for quotation of the preferred stock in any automated dealer quotation system or other over-the-counter market. Nevertheless, you will be able to freely transfer or pledge your preferred shares.

Tax Matters	Dividends received by individual holders of Series 2 Redeemable Preferred Stock will generally be subject to a tax rate of 15% to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes, depending on the ordinary income tax bracket of the individual holder. The treatment of dividends received as qualified dividends is limited under certain circumstances. Please see “Material Federal Income Tax Considerations.”

Covered Security	Our Series 2 Redeemable Preferred Stock is a “covered security.” The term “covered security” applies to securities exempt from state registration pursuant to Section 18 of the Securities Act of 1933. Generally, securities listed on national exchanges are the most common type of covered security exempt from state registration. A non-traded security also can be a covered security if it has a seniority greater than or equal to other securities from the same issuer that are listed on a national exchange. Our Series 2 Redeemable Preferred Stock is a covered security because they will be senior to our common stock, which is listed on The NASDAQ Capital Market, and therefore our offering of these preferred shares is exempt from state registration.

Risk Factors	An investment in the shares offered hereby involves significant risks, including the risk of losing your entire investment. For a summary of risks relating to this offering and our Company and business, please see “Risk Factors,” page 13.

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RISK RELATING TO FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus contain forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions about our operations and the investments we make, including, among other things, factors discussed under the heading “Risk Factors” in this prospectus and the following:

●	changes in the secondary market for life insurance;

●	changes resulting from the evolution of our business model and strategy with respect to the life insurance industry;

●	our limited operating history;

●	the valuation of assets reflected on our financial statements;

●	the reliability of assumptions underlying our actuarial models, including our life expectancy estimates;

●	our reliance on debt financing;

●	risks relating to the validity and enforceability of the life insurance policies we purchase;

●	our reliance on information provided and obtained by third parties;

●	federal, state and FINRA regulatory matters;

●	competition in the secondary market of life insurance;

●	the relative illiquidity of life insurance policies;

●	our ability to satisfy our debt obligations if we were to sell our entire portfolio of life insurance policies;

●	life insurance company credit exposure;

●	cost-of-insurance (premium) increases on our life insurance contracts;

●	general economic outlook, including prevailing interest rates;

●	performance of our investments in life insurance policies;

●	financing requirements;

●	litigation risks;

●	restrictive covenants contained in borrowing agreements; and

●	our ability to make cash distributions in satisfaction of dividend obligations and redemption requests.

Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements.

We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this prospectus will prove to be accurate. Some of the risks, uncertainties and assumptions are identified in the discussion entitled “Risk Factors” in this prospectus. We caution you that the forward-looking statements in this prospectus are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should carefully consider the risks, uncertainties and additional information (i) set forth in our most recent Annual Report on Form 10-K filed with the SEC on March 22, 2016, our Quarterly Reports on Form 10-Q filed on with the SEC on November 10, August 12, and May 13, 2016, Current Reports on Form 8-K filed with the SEC on April 28, August 16, August 19, September 19, November 8, 2016, and our definitive proxy statement filed with the SEC on March 4, 2016, all which are incorporated by reference into this prospectus, and (ii) contained herein or in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” The risks and uncertainties in this prospectus and in the documents incorporated, or deemed to be incorporated, by reference in this prospectus are those that we currently believe may materially impact the Company. Additional risks not presently known or are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

There is no public market for our Series 2 Redeemable Preferred Stock and we do not expect one to develop.

There is no public market for our Series 2 Redeemable Preferred Stock offered in this offering, and we currently have no plan to list this stock on a securities exchange or to include these shares for quotation on any automated quotation system or other over-the-counter market. If you are able to sell your preferred stock, you may only be able to sell them at a substantial discount from the price you paid. Therefore, you should purchase the preferred stock only as a long-term investment. Holders of these preferred shares may request that we redeem their shares, with the redemption price payable in cash. Nevertheless, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption and, in this regard, the Certificate of Designation for the Series 2 Redeemable Preferred Stock provides us with ultimate discretion to determine whether we are in possession of “sufficient funds” to fund a redemption request.

We will be required to terminate this offering if our common stock is no longer listed on The NASDAQ Capital Market or another national securities exchange.

Our Series 2 Redeemable Preferred Stock is a “covered security” and therefore is not subject to registration under the state securities (i.e., blue sky), regulations in the various states in which it may be sold due to its seniority to our common stock, which is listed on The NASDAQ Capital Market. If our common stock is no longer listed on The NASDAQ Capital Market or another national securities exchange, we will be required to register this offering in any state in which we subsequently offer the Series 2 Redeemable Preferred Stock. This would almost certainly require the termination of this offering and could result in our raising an amount of gross proceeds that is substantially less than the amount of the gross proceeds we expect to raise if the maximum offering is sold. This would reduce our ability to make additional investments and limit the diversification of our portfolio and meet the other business goals we seek with the proceeds of this offering.

There may not be a broad market for our common stock, which may cause our common stock to trade at a discount and make it difficult for you to sell the common stock into which your Series 2 Redeemable Preferred Stock is convertible.

Our common stock into which the Series 2 Redeemable Preferred Stock is partially convertible trades on The NASDAQ Capital Market under the symbol “GWGH.” Listing on The NASDAQ Capital Market or another national securities exchange does not ensure an actual or active market for our common stock. Accordingly, an actual or active market for our common stock may not be maintained, the market for our common stock may not be liquid, the holders of our common stock may be unable to sell their shares of our common stock, and the prices that may be obtained in a sale of our common stock that your receive upon the conversion of your preferred shares may not reflect the underlying value of our assets and business.

You may not be able to redeem your preferred shares when and as you wish.

You will be entitled periodically to request redemption of all or a portion of your Series 2 Redeemable Preferred Stock. Nevertheless, there is no assurance that we will be able, or willing, to redeem those shares as you may request. The Certificate of Designation for the Series 2 Redeemable Preferred Stock contains limitations on our ability to redeem preferred shares upon a redemption request, and also provides us with discretion to decline those requests. For example, if either our Certificate of Incorporation or applicable law prohibits us from using funds to redeem your preferred shares when requested, we will not be under any obligation to redeem those shares. Similarly, if we or any of our subsidiaries are parties to (or otherwise bound by) an agreement under which we or they have borrowed money, and the consummation of a redemption request would trigger a breach of the borrowing agreement, then we will not be under any obligation to redeem those shares as requested. Finally, and importantly, the Certificate of Designation provides us with the right to decline a redemption request in the event we determine that we do not have sufficient funds to fund a redemption request. In this regard, the Certificate of Designation grants us, the Company, with the discretion to determine whether or not we have “sufficient funds” to fund a redemption.

All of these provisions discussed above are in the nature of restrictions and limitations on an investor’s ability to complete a redemption of his, her or its investment in our preferred shares, and none of these restrictions and limitations (or the determinations upon which they are based) will be within your control. These provisions together create the risk that you, if you invest in these preferred shares, may not be able to redeem your preferred stock when and as you wish. As such, we believe that a purchase of shares in this offering is suitable only for investors who will have no need for immediate liquidity in their investment.

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We will be able to call your preferred shares for redemption under certain circumstances without your consent.

We will have the ability to call and redeem the outstanding shares of Series 2 Redeemable Preferred Stock at any time and from time to time, in whole or in part. We can exercise this right without your consent. If we exercise this right, upon our redemption of your preferred shares we will pay 100% of the stated value per share being redeemed, plus any accrued and unpaid dividends thereon. If we redeem your preferred shares prior to the one-year anniversary of your purchase of those shares, we will also pay an additional amount equal to one year’s worth of dividends on your redeemed preferred shares.

Our limited operating history makes it difficult for you to evaluate our likely performance and this investment.

We are a company with a limited history, which makes it difficult to accurately forecast our earnings and cash flows. During the nine months ended September 30, 2016, we incurred a net loss of $42,000. During the year ended December 31, 2015, we incurred a net loss of $6.0 million, and in the year ended December 31, 2014, we incurred a net loss of $6.1 million. Our lack of a significant history and the evolving nature of the market in which we operate make it likely that there are risks inherent in our business that are yet to be recognized by us or others, or not fully appreciated, and that could result in us earning less than we anticipate or even suffering further anticipated or unanticipated losses. As a result of the foregoing, an investment in our securities necessarily involves uncertainty about the stability of our earnings, cash flows and, ultimately, our ability to service and repay our debt and meet our other obligations. Moreover, we have limited income, cash flow, funds from operations and cash available for distribution from which we can make dividend distributions to holders of the Series 2 Redeemable Preferred Stock.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies like ours that do not have a substantial operating history, many of which may be beyond our control.

We depend upon cash distributions from our subsidiaries, and contractual restrictions on distributions to us or adverse events at one of our operating subsidiaries could materially and adversely affect our ability to pay our debts and to continue to operate our business, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on or satisfy redemptions for the Series 2 Redeemable Preferred Stock.

As its name suggests, GWG Holdings, Inc. is a holding company. As a holding company, we conduct our operations through our operating subsidiaries, and our only significant assets are the capital stock of our subsidiaries. Accordingly, our ability to meet our cash obligations, including our obligations under the Series 2 Redeemable Preferred Stock, depends in material part upon the ability of our subsidiaries to make cash distributions to us. In this regard, the ability of our subsidiaries to make distributions to us is, and will continue to be, restricted by certain negative covenants in the agreement governing our revolving credit facilities.

If any of these contractual limitations were to materially impede the flow of cash to us, such fact would materially and adversely affect our ability to pay cash dividends on or redeem this preferred stock. In addition, any adverse event at the subsidiary level, such as a declaration of bankruptcy, liquidation or reorganization or an event of default under our revolving credit facility, could materially and adversely affect the ability of our subsidiaries to make cash distributions to us. Just as with a material contractual impediment to cash flow, any such subsidiary corporate event would materially and adversely affect our ability to service and repay our debt and to pay cash dividends on or redeem these preferred shares, and could negatively impact our ability to continue operations.

We cannot guarantee we will be able to make cash distributions in satisfaction of dividend obligations.

Holders of Series 2 Redeemable Preferred Stock are entitled to receive, when, and as authorized by our Board of Directors and declared by us out of legally available funds, cumulative cash dividends on each share of preferred stock at an annual rate of     % of the stated value. We expect to pay dividends on the Series 2 Redeemable Preferred Stock monthly. Nevertheless, provisions of Delaware law, our Certificate of Incorporation, or our borrowing agreements, may prohibit us from doing so. If our Board of Directors does not declare and pay cash dividends, and if they do not choose to satisfy our dividend-payment obligations by issuing additional shares of preferred stock, then unpaid dividends will cumulate.

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We established the offering price for the preferred stock pursuant to negotiations among us and our dealer manager and, as a result, the actual value of your investment may be substantially less than what you pay.

The selling price of this preferred stock has been determined pursuant to negotiations among us and the dealer manager, based upon the following primary factors: the economic conditions in and future prospects for the industry in which we compete; our prospects for future earnings; an assessment of our management; the present state of our development; the prevailing conditions of the equity securities markets at the time of this offering; and current market valuations of public companies considered comparable to our company. Because the offering price is not based upon any independent valuation, the offering price is not indicative of the proceeds that you would receive upon a sale of those securities or our Company.

The Series 2 Redeemable Preferred Stock will be subordinate in right of payment to any corporate-level debt that we incur, and your interests could be diluted by the issuance of additional preferred stock and by other transactions.

The Series 2 Redeemable Preferred Stock will be subordinate in right of payment to any corporate-level debt that we incur. The credit agreement for one of our credit facilities includes, and future debt we incur may include, restrictions on our ability to pay cash dividends on our preferred stock, including the Series 2 Redeemable Preferred Stock. The issuance of additional preferred stock on a parity with or senior to the Series 2 Redeemable Preferred Stock would dilute the interests of the holders of this preferred stock, and any issuance of preferred stock senior to the Series 2 Redeemable Preferred Stock or of additional indebtedness could affect our ability to pay cash dividends on, redeem or ultimately pay the liquidation preference on the Series 2 Redeemable Preferred Stock. The Series 2 Redeemable Preferred Stock does not contain any provision affording the holders of these preferred shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of these preferred shares.

Our ability to redeem these preferred shares may be limited by Delaware law.

Under Delaware law, a corporation may redeem stock as long as, after giving effect to the redemption, the corporation is able to pay its debts as they become due in the usual course (the equity solvency test) and its total assets exceed the sum of its total liabilities plus, unless its charter permits otherwise, the amount that would be needed, if the corporation were to be dissolved at the time of the redemption, to satisfy the preferential rights upon dissolution of stockholders when preferential rights on dissolution are superior to those whose stock is being redeemed (the balance sheet solvency test). If we were insolvent at any time a redemption of these preferred shares is requested or otherwise required to be made, we would not be able to effect that redemption.

We have no obligation to contribute to a sinking fund to retire the Series 2 Redeemable Preferred Stock, nor is this preferred stock guaranteed by any governmental agency.

We have no obligation to contribute to a sinking fund with respect to the Series 2 Redeemable Preferred Stock, and our obligations under this preferred stock are not guaranteed by any depositary institution. Further, no governmental entity insures or guarantees payment on this preferred stock if we do not have enough funds to make principal or interest payments.

Actual results from our life insurance portfolio may not match our expected results, which could adversely affect our ability to make distributions.

Our business model relies on achieving actual results from our portfolio of life insurance assets that are profitable. In this regard, we expect to receive cash flows from our investments in life insurance policy assets over time. We believe that the larger the portfolio we own (in terms of mortality diversification), the greater the likelihood that we will receive cash flows that better meet our expectations. To our knowledge, rating agencies generally suggest that portfolios of life insurance policies be diversified enough to achieve actuarial stability in receiving expected cash flows from underlying mortalities. For instance, in a study published in 2016, A.M. Best concluded that at least 300 lives are necessary to narrow the band of cash flow volatility and achieve actuarial stability, while Standard& Poor’s has indicated that stability is unlikely to be achieved with a pool of less than 1,000 lives. As of September 30, 2016, we owned life insurance policies covering 562 lives. Accordingly, while there is a risk with a portfolio of any size that actual cash flows may be less predictable than expected, we believe that the risk is higher when our current portfolio is smaller than rating agency recommendations.

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Although we plan to expand the number of life insurance policies we own using proceeds raised from this offering, we may be unable to meet this goal if sufficient financing from capital sources is not available or is available only on unfavorable or unacceptable terms. Furthermore, even if our portfolio reaches the size we desire, we still may experience differences between our expected cash flows and our actual cash flow. Any resulting reduction in our revenues and net income could cause a resulting decrease in our cash available for distributions.

Cost-of-insurance (premium) increases could materially and adversely affect our financial condition and our profitability.

We are subject to the risk of increased cost-of-insurance (COI) charges (i.e., premium charges) for the universal life insurance policies we own in our portfolio. Approximately 10% of the policies in our portfolio have premium levels that are guaranteed, under the terms of the policy, to keep the policy’s death benefit in force even in a situation where the policy’s cash account has been wholly depleted. We fund the remaining 90% of our policies to pay “non-guaranteed COI charges,” and therefore we are subject to the risk that the insurer could increase the COI charges for the policy. In all cases, the amount or rate of increase is subject to limits set forth in the insurance policy. Because very few of the policies we own have significant cash account value balances, any COI increase will require us to use more cash to satisfy the minimum premium amount required to keep the policy in force.

A COI increase can be expected to impair the value of the affected policy because extra expense (additional premium amounts) will be required to keep the policy in force, and such extra expense will diminish the economic value (return) of the policy upon the mortality of the insured. As a result, any widespread COI increases in policies owned in our portfolio would likely have a material and adverse effect on the value of our portfolio, which in turn would materially and adversely affect our financial condition and our profitability.

We may not be able to raise the capital that we are seeking, and may be unable to meet our overall business objectives of growing a larger, more statistically diverse portfolio of life insurance policies without the proceeds from our securities offerings.

Our offer and sale of preferred stock and our L Bond offering are principal means by which we intend to raise funds needed to meet our goal of growing a larger and more statistically diverse portfolio likely to meet our cash flow projections. While we plan to continue financing our business, if we are unable to continue to do so for any reason we may be unable to meet our goal. In addition, if actual cash flows from our portfolio of life insurance policies do not occur as our actuarial projections have forecasted, we could be forced to sell our investments in life insurance policies in order to service or satisfy our debt-related obligations. If we are forced to sell investments in life insurance policies or our entire portfolio, we may be unable to sell them at prices we believe are optimal, and may not be able to sell them at prices that approximate the discount rate we have applied to value our portfolio, particularly if our sale of policies occurs at a time when we are (or are perceived to be) in distress. In any such event, our business and the value of our securities, including these preferred shares, may be materially and adversely impacted.

Accuracy of the life expectancy estimates and mortality curves we use for small face policies could have a material and adverse effect on our results of operation and financial condition.

As of September 30, 2016, we owned 306 “small face” life insurance policies (i.e., a policy with $1 million in face value benefits or less) having $164 million in face value of insurance benefits. The underwriting processes and mortality curves we use to evaluate, price and purchase small face policies may be different from, and, as a result, may not be as reliable as, the processes we use for life insurance policies with larger face values of benefits. While we obtain life expectancy reports from third-party evaluators based on medical evidence, the processes used to develop these life expectancy reports are less extensive than traditional methods. Although we have professional actuarial guidance in the use and application of mortality curves to price and value small face policies, the application of these mortality curves may not be as reliable as or more subject to adjustment than the processes we use for larger face value of benefits. As the face value of our small face policies increases relative to the size of our total portfolio, the accuracy with which we have estimated life expectancies and mortality curves for these policies will become increasingly material to our business. Any shortcomings in the processes we have used to evaluate, price, purchase and value the small face policies we own could have a material and adverse effect on our results of operation and financial condition. Any such outcomes would likely have a negative and possibly material effect on the price of our common stock and our ability to satisfy our debts.

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We may in the future rely, in part, on new and unproven technology as part of our underwriting processes. If the mortality predictions we obtain through use of this technology proves inaccurate, our results of operation and financial condition could be materially and adversely affected.

We recently exercised our option to license, on an exclusive basis for use in the life insurance industry, new technology (which we call “M-Panel” technology) that we believe may be applied to assist us with the mortality predictions in the course of underwriting and valuing life insurance policies. This M-Panel technology, however, has not yet been commercially applied in the manner we envision, and it is possible that we will be unable to elicit more accurate mortality predictions through its use. It is also possible that the mortality predictions we obtain through the use of this M-Panel technology will prove inaccurate, and perhaps materially so. In such a case, our failure to accurately forecast mortalities could have a material and adverse effect on our results of operation and financial condition, which could in turn materially and negatively affect the price of our common stock and our ability to satisfy our debts.

We may be unable to enter into a license prohibiting competitors from using the M-Panel technology, and we may be required to obtain additional licenses from other parties prior to our use of that technology. If we encounter difficulties in these regards, we may be forced to develop our own proprietary processes, the success of which may not be certain. Difficulties we encounter in our efforts to use or develop, and protect, intellectual property may prove costly and affect our results of operations.

Although we recently exercised our option to exclusively license M-Panel technology for use in the life insurance industry, we have not yet entered into a written license agreement for this purpose. We continue, however, negotiating the terms and conditions of that written license agreement and assessing the scope of protection we would obtain through such an agreement. The intellectual property rights (relating to the M-Panel technology) that we have a right to license are the subject of a provisional patent, and no patent protection will be afforded those rights unless and until a non-provisional patent application is filed with the U.S. Patent and Trademark Office, which filing is beyond our control. If the patent for the M-Panel technology were to issue and we were to enter into the license agreement, we would be legally entitled to prevent third parties from using any part of the technology that is both covered by the claims of the patent and licensed to us. If, on the other hand, no patent is ultimately granted with respect to the M-Panel technology (or the scope of claims is too narrow to afford us with meaningful protection), or if we are unable to enter into a license agreement, we may be unable to prevent third parties from using the M-Panel technology. This outcome may severely diminish any competitive advantage we hope to obtain through our use of the M-Panel technology.

We are aware that other patent applications pending in the U.S. Patent and Trademark Office may have scopes of claims that overlap with the claims contained in provisional patent application filed with respect to the M-Panel technology. If those other patents were to issue with scopes of claims that in fact overlap with the claims in any patent application for the M-Panel technology, we would likely be required to enter into a license agreement with other third parties before we could use processes that are covered by those overlapping claims. We may be unable, however, to procure such a license, and even if we are able to procure such a license it may prove too costly for us. Alternatively, we would ourselves be required to develop other processes that would not overlap with other patent claims. Our own development of these processes could be costly and time consuming and may ultimately prove unsuccessful.

In sum, any difficulties we encounter in our efforts to use (through a license), or develop, and ultimately protect, intellectual property from which we hope to gain a competitive advantage and enter into new insurance-related markets could prove costly and time-consuming enough to materially and adversely affect our results of operations.

The technology we license may subject us to claims of infringement or invalidity from third parties, and the magnitude of this risk to our business generally rises if and as we become more successful in employing and relying on the technology. Any such claims would be complex and costly, and adverse outcomes could undermine the competitive advantages we seek.

Our reliance on M-Panel technology (or any other technology we own or license) will subject us to the risk that other parties may assert, rightly or wrongly, that our intellectual property rights are invalid or violate the rights of those parties, as well as the risk that our intellectual property rights will be infringed upon by third parties. Any outcome that invalidates our intellectual property rights or that otherwise diminishes the competitive advantages obtained, at least in part, through the use of those rights could have a material and adverse effect on our competitive position and our prospects.

Commercializing the M-Panel or other technology may require significant expenses, may cause us to incur losses, and may ultimately prove ineffective in disrupting the life insurance and related industries in which we operate.

We intend to pursue new business models and business strategies in the insurance industry with M-Panel or similar technology. This M-Panel technology, however, has not yet been commercially applied in the manner we envision, and it is possible that we will incur losses as a result of these operations. The mortality predictions we obtain through M-Panel technology may prove inaccurate. In such a case, our failure to accurately forecast mortalities could have a material and adverse effect on our results of operation and financial condition, which could in turn materially and negatively affect the price of our common stock and our ability to satisfy our debts.

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The technology we license may subject us to claims of infringement or invalidity from third parties, and the magnitude of this risk to our business generally rises if and as we become more successful in employing and relying on the technology. Any such claims would be complex and costly, and adverse outcomes could undermine the competitive advantages we seek.

Our reliance on technology will subject us to the risk that other parties may assert, rightly or wrongly, that our intellectual property rights are invalid or violate the rights of those parties, as well as the risk that our intellectual property rights will be infringed upon by third parties. In general, defending intellectual property rights in litigation is expensive. Our involvement in litigation of this type would likely have a material and adverse effect on our business and results of operation. In addition, any outcome that invalidates our intellectual property rights or otherwise diminishes the competitive advantages obtained, at least in part, through the use of those rights could have a material and adverse effect on our competitive position and our prospects. The magnitude of these risks—even if not the likelihood—becomes more pronounced if and as our use of proprietary intellectual property rights contributes to our overall success.

We are an “emerging growth company” under federal securities laws, and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements normally applicable to public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation, and delayed adoption of new or revised financial accounting standards. We could be an emerging growth company through 2019, although certain circumstances could cause us to lose that status earlier. It is possible that investors will find our common stock (into which Series 2 Redeemable Preferred Stock is partially convertible) less attractive due to our use of these reduced reporting requirements. If some investors do in fact find our common stock less attractive, there may be a less active trading market for our common stock and our stock price may be more volatile.

We cannot know the tax implications of an investment in this preferred stock.

The section of this prospectus entitled “Material Federal Income Tax Considerations” sets forth a summary of federal income tax consequences to the purchasers of the Series 2 Redeemable Preferred Stock. No information is provided concerning tax consequences under any other federal, state, local or foreign laws that may apply to the purchasers of the preferred stock. Prospective investors or their representatives should read that section very carefully in order to properly evaluate the federal income tax risks of an investment in these preferred shares. Each prospective investor should consult his personal counsel, accountant and other business advisors as to the federal, state, local and foreign tax consequences of an investment in this offering.

USE OF PROCEEDS

Assuming we sell the maximum number of preferred shares in this offering, for cash, at the public offering price of $1,000 per share, we expect to receive up to approximately $229,635,000 of net cash proceeds from this offering after paying selling commissions, dealer manager fees, and our own estimated offering expenses. More specifically, if all preferred shares offered hereby are sold, we would pay $15,000,000 in selling commissions, up to $5,000,000 in additional compensation, and an estimated $365,000 in our own offering-related expenses consisting of legal, accounting, printing, mailing, registration, qualification and associated securities offering filing costs and expenses. Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to the dealer manager) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to the wholesalers, who are employees of the Company and associated with the dealer manager) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional underwriting compensation will not exceed 2.0% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

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The maximum amount of commissions, fees, non-cash compensation, if any, and reimbursements payable to FINRA selling members is 8.0% of the gross proceeds of preferred shares sold. If all of the preferred shares were sold for cash and the maximum commissions, fees, non-cash compensation and reimbursements were paid, we estimate that the net cash proceeds to us, after paying our own estimated offering and related expenses, would be approximately $229,635,000. Nevertheless, because we do not know the total amount of preferred shares that will be ultimately sold, we are unable to accurately forecast the total net proceeds that will be generated by this offering.

There is no minimum amount of preferred shares that must be sold before we access investor funds.

Our primary goal is to use a majority of the net proceeds from the sale of preferred shares to purchase additional life insurance policy assets. The precise amount of proceeds we apply towards purchasing additional life insurance policy assets will depend, among other things, on the amount of net proceeds that we receive from the sale of shares being offered, the existence and timing of opportunities to invest in life insurance policy assets or acquire other yield-bearing assets, our cash needs for certain other expenditures (summarized below) we anticipate incurring in connection with our business, and the availability of other sources of cash (e.g., our revolving credit facilities). These certain other expenditures include:

●	servicing of life insurance assets;

●	paying principal at maturity, interest and fees to our lenders, including under our revolving credit facility, the Series I Secured Notes, and the L Bonds; and paying fees and expenses of the trustees of certain trusts and the securities intermediary associated with our financing arrangements, and fees and expenses related to the securities offered hereby;

●	acquiring other yield-bearing assets;

●	developing of technologies we have licensed, and commercial deployment of those technologies;

●	calling and redeeming other outstanding preferred stock we have issued; and

●	general working capital purposes

As indicated above, the extent to which we will use proceeds from this offering for these other purposes, and the amounts and timing of such expenditures will depend on a variety of factors. In sum, our management will have significant discretion over the ultimate manner in which net proceeds from this offering will be applied. Net offering proceeds not immediately applied to the uses summarized above will be invested in short-term investments such as money market funds, commercial paper, U.S. Treasury Bills and similar securities investments pending their use. We may also purchase interest rate hedges to lock in our cost of capital, or longevity hedges to lock in our expected return from our portfolio.

As indicated above, we may use some of the net proceeds from this offering to pay premiums on life insurance assets we own and servicing costs. Our aggregate premium obligations over the next five and one-half years for life insurance assets that we own as of September 30, 2016, together with anticipated servicing costs, are set forth in the table below. These obligations do not take into account the expectation of mortality over the periods presented.

Years Ending December 31	Premiums
Three months ending December 31, 2016	$10,637,000
2017	43,905,000
2018	47,597,000
2019	51,563,000
2020	57,383,000
2021	63,972,000
Total	$275,057,000

Also as indicated above, we may use some of the net proceeds from this offering to pay principal amounts owing under our Series I Secured Notes or L Bonds when such amounts become due and payable, or to call and redeem other preferred shares outstanding. The amount of such securities that we would repay with proceeds of this offering will depend, in part, on whether the holders of the debt securities elect repayment rather than renewal of such securities, as well as whether we perceive higher returns to be available to us for other uses of our proceeds or if we elect to use other sources of repayment. We believe it is most likely that such payments, if any, would relate to debt securities that mature within the first three years after the initial effective date of the registration statement of which this prospectus is a part.

At September 30, 2016 and December 31, 2015, the weighted-average interest rate of Series I Secured Notes was 8.63% and 8.47%, respectively. The principal amount outstanding under these Series I Secured Notes was $17,830,000 and $23,578,000 at September 30, 2016 and December 31, 2015, respectively. At September 30, 2016 and December 31, 2015, the weighted-average interest rate of L Bonds was 7.16% and 7.18%, respectively. The principal amount outstanding under these L Bonds was $384,586,000 and $282,171,000 at September 30, 2016 and December 31, 2015, respectively. At September 30, 2016 and December 31, 2015, we had 2,650,000 and 2,782,000 shares, respectively, of Series A Convertible Preferred Stock outstanding, with related liquidation preference amounts of $19,872,000 and $20,863,000, respectively.

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BUSINESS

Overview

We are a financial services company committed to finding new ways of disrupting and transforming the life insurance and related industries through innovative products and services, business processes, financing strategies, and advanced genomic technology. Historically, we have focused on creating opportunities for consumers to obtain significantly more value for their life insurance policies as compared to the traditional options offered by the insurance industry. As part of our business, we create opportunities for investors to receive income and capital appreciation from our various activities in the life insurance and related industries.

The life insurance industry provides us with the opportunity to earn non-correlated yield by purchasing life insurance policies in the secondary market at a discount to the face value of the policy benefit. We pay the premiums of the policies that we purchase and collect the policy benefit upon maturity. This practice is disruptive to the life insurance industry since insurance carriers rely on consumer lapse and surrender behavior resulting in the forfeiture of policy benefits. Since inception, we have purchased approximately $2.2 billion in face value of policy benefits from consumers for over $379.7 million, as compared to the $26.1 million in surrender value offered by insurance carriers on those same policies. As such, we provide unique and valuable services that help meet the financial need of life-insurance-owning consumers 65 years or older.

By purchasing life insurance policies at a discount to the face value of the policy benefit, we have the opportunity to generate attractive investment returns from assets the value of which is not correlated to traditional financial markets. The potential yield generated from a portfolio of life insurance assets equals the difference between the purchase price of the life insurance assets, plus the premiums and financing costs to maintain those assets, and the face value of the policy benefits received. As of September 30, 2016, our total investment in our portfolio of life insurance assets, including the purchase price, attendant premiums and financing costs, was $460 million, and the total face value of our life insurance policy benefits was $1.272 billion.

We seek to build a profitable and large portfolio of life insurance assets that are well diversified in terms of insurance companies and insureds. We believe that diversification is a key factor and risk mitigation strategy to provide consistent cash flows and reliable investment returns. Accordingly, we seek to grow our portfolio and achieve diversification through a variety of financings and securities products offered to investors. To this end, we have built a robust operational platform to offer consumers options based on the market value of their life insurance policy.

A critical factor for our overall success is our ability to accurately estimate human life expectancy. Our search for increased precision in estimating human life expectancy led us to a mortality predictive technology developed by Dr. Steve Horvath, a Professor of Human Genetics and Biostatistics at the University of California, Los Angeles (UCLA). We recently exercised an exclusive option to license, for use in the life insurance industry, Dr. Horvath’s “DNA Methylation Based Predictor of Mortality” technology or “M-Panel” technology. We believe M-Panel technology could improve our ability to more precisely predict life expectancy and, in turn, generate more reliable investment returns from our portfolio of the life insurance assets. We are currently in the process of negotiating a license agreement and assessing the intellectual property protection we may receive as a result of such a license.

We believe that M-Panel technology could revolutionize the life insurance industry’s ability to more accurately predict human life expectancy. The ability to more precisely predict human life expectancy on a cost-effective basis could be a significant innovation for the life insurance, long-term care, and annuity industries. Accordingly, we intend to pursue additional lines of business in the life insurance industry that commercialize and capitalize on the use of M-Panel technology. We believe this presents us with significant growth opportunities in what is referred to as the “insurtech” marketplace, where new technologies are transforming the historical methods and models of the insurance industry.

To grow our portfolio and achieve the diversification we seek, as well as to pursue additional opportunities in the life insurance and related industries through the use of technology, we offer investors the opportunity to potentially receive income and capital appreciation through a variety of financings and securities offerings providing investors with potential yield appreciation derived from the life insurance industry.

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We are dedicated to finding new ways of disrupting and transforming the life insurance industry, both as it relates to our historical secondary life insurance business and now with the application of advanced genomic technology. Today, we provide consumers additional value for their life insurance policies by disrupting the status quo of high policy lapse rates and low surrender values that life insurance carriers have enjoyed for years. In the future, we intend to disrupt the industry further by providing consumers with additional innovative products and services that benefit from the use of advanced technologies, such as M-Panel technology we are seeking to license. We believe this advanced genomic technology will permit us to reimagine the way in which risk is assessed, selected and priced in the life insurance industry, and possibly also the long-term care and annuity industries.

Our business was originally organized in February 2006. We added our current parent holding company, GWG Holdings Inc., in March 2008, and in September 2014 we consummated an initial public offering of our common stock on The NASDAQ Capital Market, where our stock trades under the ticker symbol “GWGH.”

GWG Holdings, Inc. (GWG Holdings) conducts its life insurance related business through a wholly owned subsidiary, GWG Life, LLC (GWG Life), and GWG Life’s wholly owned subsidiaries, GWG Trust, GWG DLP Funding III, LLC, and GWG DLP Funding IV, LLC. In addition, we conduct certain merchant cash advance activities through GWG MCA Capital, LLC. All of these entities are legally organized in Delaware. Unless the context otherwise requires or we specifically so indicate, all references in this prospectus to “we,” “us,” “our,” “our Company,” “GWG,” or the “Company” refer to these entities collectively. Our headquarters are based in Minneapolis, Minnesota.

Markets

Consumers Owning Life Insurance; Other Products

The market for life insurance is large. According to the American Council of Life Insurers Fact Book 2016 (ACLI), individual consumers owned over $10.3 trillion in face value of life insurance policy benefits in the United States in 2015. In that same year, the ACLI reports individual consumers purchased an aggregate of $1.6 trillion of new life insurance policy benefits. This figure includes all types of policies, including term insurance and permanent insurance known as whole life and universal life. Moreover, we believe that existing markets related to insurance are potential areas where we could engage in disruptive activity benefitting consumers and investors. An example would the annuity market. The ACLI reports that, in 2015, individual consumers purchased $209 billion of annuities and owned over $2.3 trillion total outstanding annuities, of which 97.5% are life-contingent payout obligations.

The secondary market for life insurance exists as a result of consumer lapse behaviors and inadequate surrender values offered to consumers by the insurance carriers. The ACLI reports that the lapse and surrender rate for individual life insurance policies is 5.4%, amounting to over $638.5 billion in face value of policy benefits surrendered in 2015 alone. According to testimony by Gottlieb & Smetters, it is estimated that nearly 88% of all universal life insurance policies sold in the United States do not result in the payment of a benefit claim.

Rather than allowing a policy to lapse as worthless, or receiving the surrender value offered by the issuing insurance carrier, the secondary market can be a source of significant value to consumers. Without the secondary market, insurance carriers maintain monopsony power over consumers who no longer desire to pay the premiums for their life insurance coverage. To illustrate the significance of this value, since our inception we have paid consumers $379.7 million for their life insurance policies as compared to the $26.1 million of cash surrender value offered by insurance carriers for these same policies. The development of a robust life insurance secondary market provides consumers with greater flexibility and options for the life insurance assets they own and maintain.

The life insurance secondary market is geared towards consumers, 65 years and older, who own life insurance and are addressing retirement financial needs. These consumers represent the fastest growing demographic segment in the United States according to the U.S. Census Bureau. And as these consumers age, they and their families will be faced with a variety of financial needs that can benefit from the value-added products and services we offer.

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Research by Conning Research & Consulting (Conning) reports that the annual net market potential for life insurance policy benefits sold in the secondary market exceeds $141 billion face value of policy benefits in 2016. Of that market potential, Conning estimates that investors purchased approximately $1.7 billion in face value of life insurance benefits in 2015, indicating that the market is dramatically underserved. And with an aging demographic in the United States, Conning expects the net market potential to grow to an annual $170 billion in face value of life insurance benefits by 2025. We share the belief that the life insurance secondary market represents both a dramatically underserved market and a significant long-term growth opportunity. We further believe that GWG is well positioned to address the market need.

Technology and the Life Insurance Industry

The opportunity to apply technology to transform the life insurance is significant. According to industry consultants at KPMG, Accenture, and Ernst & Young, there is a major movement afoot to transform the insurance industry through the use and application of advanced technologies. This movement, commonly referred to as “insurtech,” suggests a new era of disruptive entrants into the traditional insurance marketplace that have the potential to upend the insurance industry’s historical approach to assessing and selecting acceptable risks.

We intend to participate in the life insurance industry’s insurtech movement, initially through the advanced genomic technology developed by Dr. Steve Horvath. We began working with Dr. Horvath in 2015 after he reported that human cells have an internal “biological age” and “biological clock” at the DNA molecular level that is indicative of the aging process. The study of chemical modifications to the DNA molecule that reveal aging, and upon which the M-Panel technology is based, is part of the epigenetics field. Epigenetics is the study of how the DNA molecule’s instructions are translated into the production of proteins that make us who we are. Dr. Horvath’s epigenetic research has focused on methylation sites on our DNA in order to study the determinants of aging and mortality.

In 2016, Dr. Horvath reported a discovery upon the completion of a statistical meta-analysis of over 13,000 individual DNA samples. His research identified specific sets of DNA methylation-based bio-markers that could be used to predict individual risk of all-cause mortality. We believe the implications of this discovery are simple and profound: individual lifespans can now be estimated with significantly greater precision across large groups of people. We are currently working to translate this technology into an actuarial underwriting methodology that we believe could revolutionize the life insurance industry.

Investors Seeking Yield from Alternative Assets

Since the credit crisis of 2008, the flow of capital to a variety of alternative asset classes has undergone a structural shift. Alternative assets, broadly defined, are any non-traditional asset with potential economic value that would not be found in a standard investment portfolio. An asset is generally considered “alternative” if it has some or all of the following characteristics: a limited investment history, not commonly found in portfolios, an illiquid market, different performance characteristics, and requires specialized skill to originate and service the asset. Definitions of traditional assets today extend well beyond stocks and bonds, and can include a variety of assets which may have been better classified as “alternative” a decade ago, i.e., real estate, commodities or natural resources. Thus what is an alternative asset today may largely be considered tomorrow’s mainstream investment asset.

Once dominated by banks, alternative asset markets are in many cases no longer viable for banks to finance due to vast new regulation effected since the crisis, regulation that has in effect reshaped the way in which banks participate in many parts of the economy. At the same time, an increasing number of investors are now turning to alternative asset classes as a means to diversify their investment portfolio to manage risk and volatility, and to obtain greater returns in the low interest rate environment that has persisted since 2008. In fact, according to research published by Goldman Sachs, a significant shift by retail investors in their investments from an average of 4% allocation in alternative asset investments to the 20% allocation favored by institutional investors is expected over the next five to ten years (see Goldman Sachs, Retail Liquid Alternatives: The Next Frontier (2013)).

The trend of investors seeking access and exposure to alternative investment products is expected to continue as traditional bank sources of capital for these assets continues to retreat and alternative investment product offering innovations occur within the regulated securities markets. Researchers at McKinsey report that U.S. individual investors are expected to be a primary driver of growth in alternative asset investments. McKinsey reports that high net-worth individuals and the mass affluent are increasingly looking to hedge downside risk, protect principal, manage volatility, and generate income — the same reasons institutional investors have favored larger allocations to alternative asset investment classes.

Our Business Model

Our business model is to earn a net profit between the yield generated by the assets we own and the costs we incur to originate and finance those assets. We believe that we are uniquely positioned to acquire life insurance assets in the secondary market directly from consumers needing our services, and to finance our portfolio’s growth by providing investors with the opportunity to participate in the yield we generate from our assets. In addition, upon our implementation of M-Panel or other similar technology, we believe that we will be uniquely positioned to create even more opportunities for capital appreciation by obtaining a competitive edge in our current market space, exploiting our technologies in other insurance-related industries, and bringing innovative products and services to those industries.

To participate and compete in, and expand, our markets, we spend significant resources: (i) recruiting and developing a professional management team; (ii) establishing strategic relationships for delivering the services we provide; (iii) creating opportunities for investors to participate in the yield and capital appreciation generated by the alternative life insurance assets and technology we own; (iv) creating innovative growth opportunities to participate in the life insurance industry through the use of technology; and (v) developing a robust operational platform and systems for originating life insurance policies and other alternative assets.

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Originating Life Insurance Assets

We generally purchase life insurance assets in the secondary market directly from policy owners who purchased their life insurance in the primary market. Historically, we have purchased these life insurance policies through a network of specialized brokers who assist consumers and financial professionals in accessing the secondary market. We maintain membership affiliations and representation within key industry groups, such as the Life Insurance Settlement Association. We typically attend and sponsor trade events where we maintain contacts and visibility among professionals who submit life insurance policies for our potential purchase.

A key strategic initiative of ours has been to expand our origination capabilities by marketing our products and services directly to consumers through financial professionals. Most recently, we focused these efforts towards financial professionals, namely financial advisors and life insurance agents, through our “Appointed Agent Program.” Our Appointed Agent Program is designed to empower financial professionals to bring the life insurance secondary market’s value proposition to their respective markets. Our Appointed Agent Program emphasizes education, training, regulatory compliance, and marketing support. We have built an extensive team capable of marketing our products and services directly to life insurance professionals. We expect to continue allocating considerable resources towards the development and support of our direct origination team. We believe these resources will be of particular value as we seek to expand our business into other, more conventional, insurance-related industries.

Underwriting and Purchasing Life Insurance Assets

We focus on investing in high quality life insurance assets through our origination practices and underwriting procedures. These practices and procedures strive to meet guidelines and methodologies published by rating agency A.M. Best. At the same time, we seek innovative value-added tools, services, and methodologies to improve both the accuracy and efficiency with which we acquire life insurance assets.

Our secondary market underwriting procedures consist of a careful review and analysis of available materials and information related to a life insurance policy and the insured. The goal of our underwriting procedures is to make an informed purchasing decision. We typically purchase life insurance policies from insureds who are 65 years or older and whose life expectancies are less than 120 months (ten years). The life expectancies we use are estimates, stated in months, which indicate the 50% probability of an individual’s mortality (meaning actuarial analysis predicts half of the individuals with similar age, sex, and medical conditions will experience mortality before that number of months, and half will experience mortality after that number of months). Life expectancies are based on actuarial tables that predict statistical probability of individual mortality.

We obtain life expectancies from independent third-party medical-actuarial underwriting firms, unless the life insurance policy benefit has a face value of $1,000,000 or less (which we generally refer to as a “small face policy”). When we obtain life expectancies from independent third-party medical-actuarial firms, we receive a medical underwriter’s report summarizing the health of the insured based on a review of the insured’s historical medical records. For all life insurance policies we purchase, other than small face policies, we average two life expectancies from two independent medical-actuarial underwriting firms to form the life expectancy we use to price and value our life insurance assets. In some cases, we may obtain more than two life expectancy estimates. In those cases, we average the two life expectancy estimates that we believe are the most reliable of those we have received, based on our own analyses and conclusions. In this regard, the two life expectancy estimates we ultimately choose to average may not always be the most conservative. For small face policies, we use modified procedures to estimate a life expectancy that may, or may not, use life expectancies from independent third-party medical-actuarial underwriting firms. If in the future we believe our business model will benefit from changes in our underwriting process and if such revisions are permitted under our borrowing covenants, we may change our underwriting processes and policies.

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Our success with our Appointed Agent Program, and in designing and implementing underwriting procedures, has presented us with the opportunity to purchase a greater number of small face life insurance policies. We believe this opportunity is meaningful since the majority of life insurance policies outstanding are small face policies, and policy diversification is critical in obtaining normalized actuarial performance. Historically, however, small face policies have not been available to purchasers of life insurance policies because the secondary market industry participants have significantly relied on life settlement brokers who are paid a commission determined as a percentage of the face value benefit of the purchased policy, to present purchase opportunities. Not surprisingly, because larger commissions are associated with larger face value life insurance policies, brokers have focused on larger policies and the industry has developed origination practices and underwriting procedures to accommodate such practices. As a result, the industry’s traditional approaches to underwriting and purchasing life insurance assets are ill suited for small face policies. For example, procuring complete medical records, two separate life expectancy reports, and engaging in related activities, can be time consuming and expensive, and these same costs cannot be justified when purchasing smaller life insurance assets. In sum, our method is focused on obtaining enough medical information to generate reliable life expectancy estimates, and thereby make informed purchase decisions. Our streamlined procedures have made it possible to complete a preliminary underwriting in a number of days (as opposed to weeks), and complete the entire purchasing process in a number of weeks (as opposed to months).

We expect to further refine our underwriting processes for large- and small-face policies over time and, to the extent possible, use new technologies to enhance this process and our overall business. In 2015 we began an initiative to re-examine the way in which we approached underwriting. Our initiative included a review of new advanced medical technologies capable of predicting aging and related mortality more accurately than traditional methods. One of these technologies uses new developments in the examination of telomere length, gene expression, and protein expression, and was pioneered by Dr. Steven Horvath, Professor of Human Genetics and Biostatistics at the University of California, Los Angeles (UCLA). Dr. Horvath is a recognized expert on aging who has focused his research on the root causes of aging encoded in the DNA molecule.

Value Proposition — Life Insurance as an Alternative Asset

We realize profits from the life insurance assets we own by earning a spread between the investment cost of our life insurance assets and the face value of the policy benefits we receive. Accordingly, if we originate and invest in life insurance assets in the secondary market, and make all the attendant premium payments to maintain those assets in order to receive the policy benefits, the most significant risk factors (among others that we discuss in the “Risk Factors” section of this prospectus) in the performance of those assets are: (i) the predictability of mortality, or longevity risk; and (ii) the creditworthiness of the issuing life insurance company, or credit risk. We believe the value proposition of our investments in the alternative asset of life insurance is our ability to obtain superior risk-adjusted returns.

Longevity Risk. We believe actuarial mortality is the single largest variable affecting the returns on our investments in life insurance assets and impacting the portfolio’s performance over time. Accurately predicting a specific individual’s mortality date is impossible, and the best an actuary can do is provide a set of probabilities of survival over time. Nevertheless, predicting mortality among a group of similarly situated individuals is less difficult—in fact, the larger the group, the more accurate actuarial prediction tends to become. The statistical mathematical concept stating that the results of random events tend to become very predictable as the number of events becomes large is the “Central Limit Theorem” (or more commonly known as the “Law of Large Numbers”). “Mean regression” is another statistical mathematical concept used to describe that, on average, observations (in this case, the actual mortality of insureds) tend to cluster around the mean observation (i.e., our estimate of mortality of insureds as described further under “Value Proposition” below). These statistical mathematical concepts are the basis for many business models, ranging from all types of insurance to the lottery. Insurance carriers, for example, can be very certain of the number of insurance claims to expect when they have spread their risk over a large book of diversified policies. In this way, insurance carriers can price a large number of insurance policies of any type to collect premiums slightly above the level of expected claims, and thereby expect to earn a surplus or profit. Similarly, a lottery can depend on an expected amount of earnings equal to the small advantage built into the odds of the games.

The implications for our business model are two-fold. First, as we accumulate larger numbers of life insurance policies, we should expect our results to increasingly correlate with our expectations. Second, over the long run, we should expect that the actual cash flows will converge with the forecasted cash flows from our portfolio of life insurance assets, and the actual return on our portfolio of life insurance assets will converge with our expected return. Although medical advances and life expectancy changes may significantly impact the longevity risk we face and our understanding of that risk, these concepts nevertheless serve as guiding principles as we seek to build, manage, and forecast the performance of our portfolio of life insurance assets.

These expectations are affirmed in research published by A.M. Best and others, illustrating that as the number of insured lives increase within a portfolio of life insurance policies, there is a corresponding decrease in the standard deviation of the mortality events within the portfolio—i.e., longevity risk decreases as the number of insureds increases. Standard & Poor’s indicates that 1,000 insured lives are required to reach statistical “significance” (where the relationship, in this context, between mortality projections and actual mortality events is not random). A.M. Best concludes that a portfolio of at least 300 insured lives is statistically significant. Our current portfolio covers 625 insured lives and we believe that both the predictability and actual performance will continue to improve with additional size and diversification. Accordingly, we continue to seek to grow the size and diversification of the portfolio in order to further mitigate risk and improve our profitability.

Credit Risk. We rely on the payment of policy benefit claims by life insurance companies as our most significant source of revenue collection. The life insurance assets we own represent obligations of third-party life insurance companies to pay the benefit amount under the relevant policy upon the mortality of the insured. As a result, we manage this credit risk exposure by generally purchasing policies issued by insurance companies with investment-grade ratings from Standard & Poor’s, and diversifying our portfolio among a number of insurance companies.

24

Approximately 97.0% of life insurance assets in our portfolio were issued by insurance companies with investment-grade credit ratings from Standard & Poor’s, as of September 30, 2016. Our largest life insurance company credit exposures and their respective Standard & Poor’s credit rating of their respective financial strength and claims paying ability is set forth below:

Rank	Policy Benefits	Percentage of Policy Benefit Amount	Insurance Company	Ins. Co. S&P Rating
1	$182,494,000	14.3%	AXA Equitable Life Insurance Company	A+
2	$165,255,000	13.0%	John Hancock Life Insurance Company (U.S.A.)	AA-
3	$145,721,000	11.5%	Lincoln National Life Insurance Company	AA-
4	$129,116,000	10.1%	Transamerica Life Insurance Company	AA-
5	$89,806,000	7.1%	Metropolitan Life Insurance Company	A+
6	$57,250,000	4.5%	Massachusetts Mutual Life Insurance Company	AA+
7	$50,975,000	4.0%	American General Life Insurance Company	A+
8	$48,095,000	3.8%	Pacific Life Insurance Company	A+
9	$45,300,000	3.6%	Reliastar Life Insurance Company	A
10	$44,990,000	3.5%	West Coast Life Insurance Company	AA-
	959,002,000	75.4%

The yield to maturity on bonds issued by life insurance carriers reflects, among other things, the credit risk (risk of default) of such insurance carrier. We follow the yields on certain publicly traded life insurance company bonds since this information is part of the data we consider when valuing our portfolio of life insurance policies for our financial statements.

Name of Bond	Maturity	YTM	Duration (Years)	Bond S&P Rating
AXA 7.125%	12/15/2020	1.54%	4.2	BBB
Manulife Finl 4.15%	3/4/2026	2.83%	9.4	A
Lincoln National Corp Ind 3.35%	3/9/2025	3.05%	8.7	A-
Amer Intl Grp 4.875%	6/1/2022	2.48%	5.7	A-
Protective Life 7.375%	10/15/2019	2.18%	3.0	A-
Metro Life Gbl Fd1 4.75%	9/17/2021	3.01%	5.0	AA-
Prudential Finl Inc Mtns Book 4.5%	5/15/2024	2.97%	7.9	A
Average yield on insurance bonds		2.58%	6.3

The table above indicates the current yields to maturity (YTM) for the senior bonds of selected life insurance carriers with durations, on average, that our similar to our life insurance portfolio. The average yield to maturity of these bonds was 2.58%, which we believe reflects, in part, the financial market’s judgment that credit risk is low with regard to these carriers’ financial obligations. It should be noted that the obligations of life insurance carriers to pay life insurance policy benefits ranks senior to all of their other obligations. This “super senior” priority is not reflected in the yield to maturity in the table and, if considered, would result in a lower yield to maturity all else being equal. As such, as long as the respective premium payments have been made, it is highly likely that the owner of the insurance policy will collect the insurance policy benefit upon the mortality of the insured.

Value Proposition. We define the value proposition presented by our portfolio of life insurance assets as our ability to earn superior risk-adjusted returns. At any time, we calculate our returns from our life insurance assets based upon (i) our historical results; and (ii) the future cash flows we expect to realize from our statistical forecasts. To forecast our expected future cash flows, we use the probabilistic method of analysis. The actuarial software we use to produce our expected future cash flows and conduct our probabilistic analysis was developed by the actuarial firm Milliman and is now owned by Modeling Actuarial Pricing Systems, Inc. (“MAPS”). The expected future cash flow forecasts derived from this probabilistic analysis, in relation to our investment cost basis, provides us with an expected internal rate of return on our portfolio. As of September 30, 2016, the expected internal rate of return on our portfolio of life insurance assets was 11.65%.

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We seek to further enhance our understanding of our expected future cash flow forecast by applying a stochastic analysis, sometimes referred to as a “Monte Carlo simulation,” to provide us with a greater understanding of the variability of our future cash flow projections. The stochastic analysis we perform is built within the MAPS actuarial software and provides internal rate of return calculations for different statistical confidence intervals. The results of our stochastic analysis, in which we run 10,000 random mortality scenarios, demonstrates that the scenario ranking at the 50th percentile of all 10,000 results generates an internal rate of return of 11.65% which is equal to our expected internal rate of return of 11.65%. The stochastic analysis results also reveal that our portfolio is expected to generate an internal rate of return of 11.06% or better in 75% of all generated scenarios; and an internal rate of return of 10.57% or better in 90% of all generated scenarios. As the portfolio continues to grow, all else equal, the percentage of observations that result in an internal rate of return at or very near 11.65% (currently our median, or 50th percentile, internal rate of return expectation) will increase, thereby lowering future cash flow volatility and potentially justifying our use of lower discount rates to value our portfolio.

In sum, we believe our statistical analyses show that, if we can continue to grow and maintain our investments in life insurance assets, then, in the absence of significant negative events affecting our most significant risks, including but not limited to longevity and credit risk, and interest rate and financing risk, those investments will provide superior risk-adjusted returns for our company and provide us with the means to generate attractive returns for our investors.

Portfolio Information

Our portfolio of life insurance policies owned by our wholly owned subsidiaries as of September 30, 2016 is summarized below:

Total portfolio face value of contract benefits	$1,272,078,000
Average face value per contract	$2,035,000
Average face value per insured life	$2,263,000
Weighted average age of insured (yrs.)*	81.8
Weighted average life expectancy estimate (yrs.)*	6.8
Total number of contracts	625
Number of unique lives	562
Demographics	73% Males; 27% Females
Number of smokers	24
Largest contract as % of total portfolio	0.79%
Average contract as % of total portfolio	0.16%
Average annual premium as % of face value	3.33%

Our portfolio of life insurance policies, owned by our wholly owned subsidiaries as of September 30, 2016, and organized by the insured’s current age and the associated policy benefits, is summarized below:

				Wtd. Avg.	Percentage of Total
Min Age	Max Age	Contracts	Contract Benefits	Life Expectancy (yrs.)	Number of Contracts	Contract Benefits
90	96	55	$105,815,000	2.4	8.8%	8.3%
85	89	155	$331,989,000	4.8	24.8%	26.1%
80	84	152	$385,904,000	6.7	24.3%	30.3%
75	79	115	$251,466,000	9.2	18.4%	19.8%
70	74	87	$120,791,000	9.8	13.9%	9.5%
65	69	61	$76,113,000	10.1	9.8%	6.0%
Total		625	$1,272,078,000	6.8	100.0%	100.0%

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Our portfolio of life insurance policies, owned by our wholly owned subsidiaries as of September 30, 2016, and organized by the insured’s estimated life expectancy estimates and associated policy benefits, is summarized below:

				Percentage of Total
Min LE (Months)	Max LE (Months)	Contracts	Contract Benefits	Number of Contracts	Contract Benefits
6	47	160	$275,036,000	25.6%	21.6%
48	71	145	300,501,000	23.2%	23.6%
72	95	112	249,118,000	17.9%	19.6%
96	119	97	223,012,000	15.5%	17.6%
120	143	63	134,822,000	10.1%	10.6%
144	202	48	89,589,000	7.7%	7.0%
Total		625	$1,272,078,000	100.0%	100.0%

We track concentrations of pre-existing medical conditions among insured individuals within our portfolio based on information contained in life expectancy reports. We track these medical conditions within the following ten primary disease categories: (1) cancer, (2) cardiovascular, (3) cerebrovascular, (4) dementia, (5) diabetes, (6) multiple, (7) neurological disorders, (8) no disease, (9) other, and (10) respiratory diseases. Our primary disease categories are summary generalizations based on the ICD-9 codes we track on each insured individuals within our portfolio. ICD-9 codes, published by the World Health Organization, are used worldwide for medical diagnoses and treatment systems, as well as morbidity and mortality statistics. Currently, the only primary disease category within our portfolio that represents a concentration of over 10% is cardiovascular, which constitutes 21.93% of the face amount of insured benefits of our portfolio as at September 30, 2016.

The complete detail of our portfolio of life insurance policies, owned by our wholly owned subsidiaries as of September 30, 2016, organized by the current age of the insured and the associated policy benefits, sex, estimated life expectancy, issuing insurance carrier, and the credit rating of the issuing insurance carrier, is set forth below.

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Life Insurance Portfolio Detail
(as of September 30, 2016)

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
1	$1,100,000	Male	96	17	Reliastar Life Insurance Company	A
2	$184,000	Male	95	38	Reliastar Life Insurance Company	A
3	$219,000	Male	95	38	Reliastar Life Insurance Company	A
4	$8,000,000	Female	95	14	Massachusetts Mutual Life Insurance Company	AA+
5	$4,000,000	Male	95	25	Metropolitan Life Insurance Company	A+
6	$1,500,000	Female	95	24	Accordia Life and Annuity Company	A-
7	$3,200,000	Male	95	15	West Coast Life Insurance Company	AA-
8	$1,000,000	Female	94	22	Transamerica Life Insurance Company	AA-
9	$250,000	Male	94	23	North American Company for Life and Health Insurance	A+
10	$264,000	Female	94	11	Lincoln Benefit Life Company	BBB+
11	$125,000	Female	94	6	Lincoln National Life Insurance Company	AA-
12	$3,500,000	Male	93	29	Reliastar Life Insurance Company	A
13	$500,000	Male	93	7	John Hancock Life Insurance Company (U.S.A.)	AA-
14	$2,000,000	Female	93	7	Pruco Life Insurance Company	AA-
15	$500,000	Female	93	41	Sun Life Assurance Company of Canada (U.S.)	AA-
16	$250,000	Male	93	7	Transamerica Life Insurance Company	AA-
17	$1,682,773	Female	92	40	Hartford Life and Annuity Insurance Company	BBB+
18	$572,429	Female	92	26	Reliastar Life Insurance Company	A
19	$3,000,000	Male	92	31	West Coast Life Insurance Company	AA-
20	$500,000	Female	92	55	John Hancock Life Insurance Company (U.S.A.)	AA-
21	$5,000,000	Female	92	43	American General Life Insurance Company	A+
22	$400,000	Female	92	59	Principal Life Insurance Company	A+
23	$5,000,000	Female	92	23	John Hancock Life Insurance Company (U.S.A.)	AA-
24	$1,000,000	Female	92	26	Lincoln National Life Insurance Company	AA-
25	$300,000	Female	92	17	West Coast Life Insurance Company	AA-
26	$3,845,000	Female	92	36	Pacific Life Insurance Company	A+
27	$500,000	Male	91	40	Massachusetts Mutual Life Insurance Company	AA+
28	$5,000,000	Male	91	23	John Hancock Life Insurance Company (U.S.A.)	AA-
29	$500,000	Female	91	15	Lincoln National Life Insurance Company	AA-
30	$3,500,000	Female	91	62	John Hancock Life Insurance Company (U.S.A.)	AA-
31	$3,100,000	Female	91	25	Lincoln Benefit Life Company	BBB+
32	$1,500,000	Female	91	54	Lincoln National Life Insurance Company	AA-
33	$3,000,000	Female	91	25	Lincoln National Life Insurance Company	AA-
34	$5,000,000	Female	91	31	Reliastar Life Insurance Company	A
35	$5,000,000	Female	91	12	Lincoln National Life Insurance Company	AA-
36	$500,000	Male	91	41	Reliastar Life Insurance Company	A
37	$1,000,000	Male	91	7	Voya Retirement Insurance and Annuity Company	A
38	$1,203,520	Male	91	33	Columbus Life Insurance Company	AA
39	$1,350,000	Female	91	27	Lincoln National Life Insurance Company	AA-
40	$600,000	Female	91	15	Columbus Life Insurance Company	AA
41	$5,000,000	Female	90	38	Massachusetts Mutual Life Insurance Company	AA+
42	$2,500,000	Female	90	38	American General Life Insurance Company	A+
43	$2,500,000	Male	90	45	Pacific Life Insurance Company	A+
44	$1,000,000	Female	90	40	United of Omaha Life Insurance Company	AA-

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	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
45	$375,000	Male	90	33	Lincoln National Life Insurance Company	AA-
46	$1,103,922	Female	90	51	Sun Life Assurance Company of Canada (U.S.)	AA-
47	$1,000,000	Female	90	54	Transamerica Life Insurance Company	AA-
48	$250,000	Female	90	54	Transamerica Life Insurance Company	AA-
49	$500,000	Female	90	34	Transamerica Life Insurance Company	AA-
50	$2,500,000	Female	90	4	AXA Equitable Life Insurance Company	A+
51	$2,500,000	Female	90	4	AXA Equitable Life Insurance Company	A+
52	$500,000	Female	90	27	Nationwide Life and Annuity Insurance Company	A+
53	$715,000	Female	90	45	Lincoln National Life Insurance Company	AA-
54	$2,225,000	Female	90	74	Transamerica Life Insurance Company	AA-
55	$3,500,000	Female	90	32	Lincoln National Life Insurance Company	AA-
56	$1,000,000	Female	89	45	Metropolitan Life Insurance Company	A+
57	$248,859	Female	89	25	Lincoln National Life Insurance Company	AA-
58	$500,000	Female	89	57	Sun Life Assurance Company of Canada (U.S.)	AA-
59	$250,000	Male	89	60	Metropolitan Life Insurance Company	A+
60	$4,000,000	Female	89	61	Transamerica Life Insurance Company	AA-
61	$5,000,000	Male	89	42	AXA Equitable Life Insurance Company	A+
62	$1,200,000	Male	89	42	Massachusetts Mutual Life Insurance Company	AA+
63	$1,200,000	Male	89	42	Massachusetts Mutual Life Insurance Company	AA+
64	$1,050,000	Male	89	34	John Hancock Life Insurance Company (U.S.A.)	AA-
65	$3,000,000	Male	89	85	Transamerica Life Insurance Company	AA-
66	$1,000,000	Male	89	44	AXA Equitable Life Insurance Company	A+
67	$500,000	Male	89	52	Lincoln National Life Insurance Company	AA-
68	$4,785,380	Female	89	32	John Hancock Life Insurance Company (U.S.A.)	AA-
69	$1,803,455	Female	89	55	Metropolitan Life Insurance Company	A+
70	$1,529,270	Female	89	55	Metropolitan Life Insurance Company	A+
71	$800,000	Male	89	54	Lincoln National Life Insurance Company	AA-
72	$5,000,000	Male	89	41	John Hancock Life Insurance Company (U.S.A.)	AA-
73	$500,000	Female	89	41	Transamerica Life Insurance Company	AA-
74	$400,000	Female	89	41	Lincoln Benefit Life Company	BBB+
75	$3,000,000	Female	89	70	Massachusetts Mutual Life Insurance Company	AA+
76	$200,000	Male	89	40	Lincoln Benefit Life Company	BBB+
77	$4,445,467	Male	89	47	Penn Mutual Life Insurance Company	A+
78	$1,500,000	Male	89	35	Union Central Life Insurance Company	A+
79	$7,500,000	Male	89	39	Lincoln National Life Insurance Company	AA-
80	$3,600,000	Female	89	54	AXA Equitable Life Insurance Company	A+
81	$3,000,000	Male	89	33	Lincoln National Life Insurance Company	AA-
82	$2,000,000	Male	89	36	John Hancock Life Insurance Company (U.S.A.)	AA-
83	$100,000	Female	89	46	American General Life Insurance Company	A+
84	$100,000	Female	89	46	American General Life Insurance Company	A+
85	$396,791	Male	89	26	Lincoln National Life Insurance Company	AA-
86	$1,500,000	Male	89	93	Transamerica Life Insurance Company	AA-
87	$1,000,000	Male	88	45	John Hancock Life Insurance Company (U.S.A.)	AA-
88	$2,000,000	Male	88	45	John Hancock Life Insurance Company (U.S.A.)	AA-
89	$5,000,000	Male	88	41	Lincoln National Life Insurance Company	AA-
90	$5,000,000	Female	88	27	Transamerica Life Insurance Company	AA-
91	$3,000,000	Male	88	36	Transamerica Life Insurance Company	AA-
92	$1,200,000	Male	88	62	Transamerica Life Insurance Company	AA-
93	$6,000,000	Female	88	46	Sun Life Assurance Company of Canada (U.S.)	AA-

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	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
94	$250,000	Male	88	40	Wilton Reassurance Life Insurance Company	N/A
95	$330,000	Male	88	60	AXA Equitable Life Insurance Company	A+
96	$175,000	Male	88	60	Metropolitan Life Insurance Company	A+
97	$335,000	Male	88	60	Metropolitan Life Insurance Company	A+
98	$3,000,000	Male	88	65	AXA Equitable Life Insurance Company	A+
99	$2,000,000	Female	88	40	Beneficial Life Insurance Company	N/A
100	$250,000	Female	88	40	John Hancock Life Insurance Company (U.S.A.)	AA-
101	$1,000,000	Female	88	30	New York Life Insurance Company	AA+
102	$1,250,000	Male	88	27	Columbus Life Insurance Company	AA
103	$300,000	Male	88	27	Columbus Life Insurance Company	AA
104	$10,000,000	Female	88	61	West Coast Life Insurance Company	AA-
105	$2,500,000	Male	88	37	Transamerica Life Insurance Company	AA-
106	$8,500,000	Male	88	68	Massachusetts Mutual Life Insurance Company	AA+
107	$1,000,000	Female	88	41	West Coast Life Insurance Company	AA-
108	$2,000,000	Female	88	41	West Coast Life Insurance Company	AA-
109	$500,000	Female	88	45	Beneficial Life Insurance Company	N/A
110	$800,000	Male	88	44	National Western Life Insurance Company	A
111	$1,269,017	Male	88	25	Hartford Life and Annuity Insurance Company	BBB+
112	$5,000,000	Male	88	68	Lincoln National Life Insurance Company	AA-
113	$4,513,823	Female	88	18	Accordia Life and Annuity Company	A-
114	$2,000,000	Male	88	78	Security Life of Denver Insurance Company	A
115	$2,000,000	Male	88	78	Security Life of Denver Insurance Company	A
116	$2,000,000	Male	88	78	Security Life of Denver Insurance Company	A
117	$309,000	Male	88	27	Transamerica Life Insurance Company	AA-
118	$2,000,000	Female	88	64	U.S. Financial Life Insurance Company	A+
119	$1,365,000	Female	87	82	Transamerica Life Insurance Company	AA-
120	$1,000,000	Female	87	76	Security Life of Denver Insurance Company	A
121	$200,000	Female	87	75	Lincoln National Life Insurance Company	AA-
122	$1,000,000	Male	87	38	Sun Life Assurance Company of Canada (U.S.)	AA-
123	$1,000,000	Male	87	29	Massachusetts Mutual Life Insurance Company	AA+
124	$1,000,000	Female	87	19	State Farm Life Insurance Company	AA-
125	$2,000,000	Male	87	85	Transamerica Life Insurance Company	AA-
126	$209,176	Male	87	81	Lincoln National Life Insurance Company	AA-
127	$2,328,547	Male	87	34	Metropolitan Life Insurance Company	A+
128	$2,000,000	Male	87	34	Metropolitan Life Insurance Company	A+
129	$1,000,000	Male	87	23	Transamerica Life Insurance Company	AA-
130	$500,000	Male	87	69	Metropolitan Life Insurance Company	A+
131	$750,000	Female	87	71	Lincoln National Life Insurance Company	AA-
132	$1,500,000	Female	87	71	Lincoln National Life Insurance Company	AA-
133	$400,000	Female	87	71	Lincoln National Life Insurance Company	AA-
134	$1,250,000	Female	87	71	Lincoln National Life Insurance Company	AA-
135	$2,000,000	Male	87	50	Lincoln National Life Insurance Company	AA-
136	$3,000,000	Female	87	54	Transamerica Life Insurance Company	AA-
137	$347,211	Male	87	30	Pruco Life Insurance Company	AA-
138	$1,800,000	Male	87	41	John Hancock Life Insurance Company (U.S.A.)	AA-
139	$2,000,000	Male	87	51	AXA Equitable Life Insurance Company	A+
140	$1,750,000	Male	87	51	AXA Equitable Life Insurance Company	A+
141	$4,000,000	Male	87	41	Metropolitan Life Insurance Company	A+
142	$2,000,000	Male	87	25	Transamerica Life Insurance Company	AA-

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	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
143	$1,425,000	Male	87	63	John Hancock Life Insurance Company (U.S.A.)	AA-
144	$1,500,000	Male	87	48	AXA Equitable Life Insurance Company	A+
145	$1,500,000	Male	86	27	Transamerica Life Insurance Company	AA-
146	$1,500,000	Female	86	96	Lincoln Benefit Life Company	BBB+
147	$3,750,000	Male	86	63	AXA Equitable Life Insurance Company	A+
148	$2,000,000	Male	86	43	Metropolitan Life Insurance Company	A+
149	$3,000,000	Male	86	43	Metropolitan Life Insurance Company	A+
150	$1,000,000	Male	86	29	John Hancock Life Insurance Company (U.S.A.)	AA-
151	$2,000,000	Female	86	73	AXA Equitable Life Insurance Company	A+
152	$1,000,000	Male	86	43	Security Life of Denver Insurance Company	A
153	$3,000,000	Female	86	71	Sun Life Assurance Company of Canada (U.S.)	AA-
154	$125,000	Male	86	53	Jackson National Life Insurance Company	AA
155	$1,500,000	Male	86	66	AXA Equitable Life Insurance Company	A+
156	$1,000,000	Male	86	45	AXA Equitable Life Insurance Company	A+
157	$5,000,000	Male	86	75	Security Life of Denver Insurance Company	A
158	$1,500,000	Male	86	38	Reliastar Life Insurance Company	A
159	$1,500,000	Male	86	38	Reliastar Life Insurance Company	A
160	$5,000,000	Male	86	60	Security Life of Denver Insurance Company	A
161	$500,000	Male	86	31	Genworth Life Insurance Company	BB
162	$1,980,000	Male	86	40	New York Life Insurance Company	AA+
163	$1,000,000	Male	86	36	John Hancock Life Insurance Company (U.S.A.)	AA-
164	$500,000	Male	86	39	New England Life Insurance Company	AA-
165	$4,000,000	Female	86	41	Reliastar Life Insurance Company	A
166	$284,924	Male	86	51	Transamerica Life Insurance Company	AA-
167	$5,000,000	Female	86	80	American General Life Insurance Company	A+
168	$500,000	Female	86	25	Transamerica Life Insurance Company	AA-
169	$3,500,000	Female	86	95	Lincoln Benefit Life Company	BBB+
170	$800,000	Male	86	40	Metropolitan Life Insurance Company	A+
171	$5,000,000	Female	85	88	AXA Equitable Life Insurance Company	A+
172	$1,000,000	Female	85	71	John Hancock Life Insurance Company (U.S.A.)	AA-
173	$6,000,000	Female	85	98	American General Life Insurance Company	A+
174	$5,000,000	Male	85	53	AXA Equitable Life Insurance Company	A+
175	$1,433,572	Male	85	44	Security Mutual Life Insurance Company of NY	N/A
176	$2,000,000	Male	85	42	National Life Insurance Company	A
177	$1,000,000	Female	85	34	Metropolitan Life Insurance Company	A+
178	$2,147,816	Female	85	107	John Hancock Life Insurance Company (U.S.A.)	AA-
179	$4,200,000	Female	85	105	Transamerica Life Insurance Company	AA-
180	$750,000	Male	85	75	West Coast Life Insurance Company	AA-
181	$4,000,000	Male	85	26	John Hancock Life Insurance Company (U.S.A.)	AA-
182	$1,000,000	Male	85	65	John Hancock Life Insurance Company (U.S.A.)	AA-
183	$2,000,000	Female	85	86	Lincoln Benefit Life Company	BBB+
184	$2,000,000	Female	85	62	New York Life Insurance Company	AA+
185	$5,000,000	Male	85	62	Lincoln National Life Insurance Company	AA-
186	$2,400,000	Male	85	27	Genworth Life Insurance Company	BB
187	$3,000,000	Male	85	80	Transamerica Life Insurance Company	AA-
188	$8,500,000	Male	85	93	John Hancock Life Insurance Company (U.S.A.)	AA-
189	$600,000	Male	85	88	AXA Equitable Life Insurance Company	A+
190	$7,600,000	Female	85	85	Transamerica Life Insurance Company	AA-
191	$250,000	Male	85	18	Midland National Life Insurance Company	A+

31

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
192	$250,000	Male	85	41	Transamerica Life Insurance Company	AA-
193	$2,500,000	Female	85	58	American General Life Insurance Company	A+
194	$2,500,000	Male	85	47	AXA Equitable Life Insurance Company	A+
195	$3,000,000	Male	85	47	Lincoln National Life Insurance Company	AA-
196	$2,000,000	Male	85	73	Pacific Life Insurance Company	A+
197	$7,600,000	Male	85	89	Transamerica Life Insurance Company	AA-
198	$3,000,000	Female	85	36	AXA Equitable Life Insurance Company	A+
199	$250,000	Male	85	68	Voya Retirement Insurance and Annuity Company	A
200	$1,800,000	Female	85	50	Lincoln National Life Insurance Company	AA-
201	$1,703,959	Male	85	58	Lincoln National Life Insurance Company	AA-
202	$3,000,000	Male	85	49	Metropolitan Life Insurance Company	A+
203	$500,000	Male	85	11	Great Southern Life Insurance Company	N/A
204	$2,247,450	Female	85	49	Transamerica Life Insurance Company	AA-
205	$1,000,000	Male	85	46	Hartford Life and Annuity Insurance Company	BBB+
206	$400,000	Male	85	39	Transamerica Life Insurance Company	AA-
207	$1,000,000	Male	85	81	Lincoln National Life Insurance Company	AA-
208	$1,000,000	Male	85	51	Metropolitan Life Insurance Company	A+
209	$3,500,000	Male	85	54	Pacific Life Insurance Company	A+
210	$2,500,000	Male	85	54	AXA Equitable Life Insurance Company	A+
211	$10,000,000	Male	84	116	Pacific Life Insurance Company	A+
212	$87,677	Female	84	47	Protective Life Insurance Company	AA-
213	$1,000,000	Male	84	51	Texas Life Insurance Company	N/A
214	$500,000	Male	84	92	Metropolitan Life Insurance Company	A+
215	$1,000,000	Male	84	57	Lincoln National Life Insurance Company	AA-
216	$3,000,000	Male	84	30	U.S. Financial Life Insurance Company	A+
217	$325,000	Male	84	53	Genworth Life and Annuity Insurance Company	BB
218	$175,000	Male	84	53	Genworth Life and Annuity Insurance Company	BB
219	$850,000	Male	84	48	American General Life Insurance Company	A+
220	$600,000	Male	84	61	Massachusetts Mutual Life Insurance Company	AA+
221	$1,900,000	Male	84	54	American National Insurance Company	A
222	$500,000	Male	84	35	New York Life Insurance Company	AA+
223	$500,000	Male	84	35	New York Life Insurance Company	AA+
224	$5,000,000	Male	84	46	AXA Equitable Life Insurance Company	A+
225	$385,000	Male	84	62	Metropolitan Life Insurance Company	A+
226	$500,000	Male	84	62	Metropolitan Life Insurance Company	A+
227	$75,000	Male	84	39	Fidelity and Guaranty Insurance Company	BBB-
228	$10,000,000	Male	84	62	Lincoln National Life Insurance Company	AA-
229	$1,500,000	Male	84	67	Lincoln National Life Insurance Company	AA-
230	$250,000	Male	84	41	The Ohio State Life Insurance Company	N/A
231	$3,500,000	Female	84	77	AXA Equitable Life Insurance Company	A+
232	$1,000,000	Female	84	89	West Coast Life Insurance Company	AA-
233	$1,000,000	Female	84	66	American General Life Insurance Company	A+
234	$5,000,000	Female	84	65	Sun Life Assurance Company of Canada (U.S.)	AA-
235	$3,000,000	Female	84	57	Metropolitan Life Insurance Company	A+
236	$750,000	Male	84	67	John Hancock Life Insurance Company (U.S.A.)	AA-
237	$4,500,000	Male	84	61	AXA Equitable Life Insurance Company	A+
238	$1,250,000	Female	84	51	Columbus Life Insurance Company	AA
239	$2,275,000	Male	84	80	Reliastar Life Insurance Company	A
240	$10,000,000	Male	84	72	AXA Equitable Life Insurance Company	A+

32

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
241	$340,000	Female	84	75	Jackson National Life Insurance Company	AA
242	$2,300,000	Male	84	13	American General Life Insurance Company	A+
243	$3,500,000	Male	84	60	AXA Equitable Life Insurance Company	A+
244	$6,217,200	Female	84	94	Phoenix Life Insurance Company	B+
245	$2,500,000	Female	84	62	Reliastar Life Insurance Company	A
246	$5,000,000	Female	84	48	Massachusetts Mutual Life Insurance Company	AA+
247	$1,275,000	Male	84	44	General American Life Insurance Company	A+
248	$2,000,000	Female	84	86	Lincoln National Life Insurance Company	AA-
249	$1,000,000	Male	84	41	American General Life Insurance Company	A+
250	$750,000	Male	84	78	AXA Equitable Life Insurance Company	A+
251	$5,000,000	Male	84	71	Lincoln National Life Insurance Company	AA-
252	$3,000,000	Male	83	56	Protective Life Insurance Company	AA-
253	$1,500,000	Male	83	56	American General Life Insurance Company	A+
254	$2,000,000	Female	83	94	Transamerica Life Insurance Company	AA-
255	$1,500,000	Male	83	61	Pacific Life Insurance Company	A+
256	$2,000,000	Male	83	75	New York Life Insurance Company	AA+
257	$5,000,000	Male	83	97	American General Life Insurance Company	A+
258	$250,000	Male	83	132	Reliastar Life Insurance Company	A
259	$1,995,000	Female	83	69	Transamerica Life Insurance Company	AA-
260	$4,000,000	Male	83	46	Lincoln National Life Insurance Company	AA-
261	$10,000,000	Male	83	69	New York Life Insurance Company	AA+
262	$1,000,000	Male	83	59	Hartford Life and Annuity Insurance Company	BBB+
263	$1,000,000	Male	83	59	Jackson National Life Insurance Company	AA
264	$417,300	Male	83	90	Jackson National Life Insurance Company	AA
265	$5,000,000	Male	83	68	Transamerica Life Insurance Company	AA-
266	$2,000,000	Male	83	59	Ohio National Life Assurance Corporation	AA-
267	$1,000,000	Male	83	59	Ohio National Life Assurance Corporation	AA-
268	$500,000	Female	83	92	AXA Equitable Life Insurance Company	A+
269	$350,000	Male	83	26	Jackson National Life Insurance Company	AA
270	$5,000,000	Female	82	68	Security Mutual Life Insurance Company of NY	N/A
271	$5,000,000	Male	82	80	AXA Equitable Life Insurance Company	A+
272	$6,000,000	Male	82	96	Transamerica Life Insurance Company	AA-
273	$8,000,000	Male	82	73	AXA Equitable Life Insurance Company	A+
274	$850,000	Female	82	89	Zurich Life Insurance Company	AA-
275	$550,000	Male	82	106	Genworth Life Insurance Company	BB
276	$500,000	Male	82	54	West Coast Life Insurance Company	AA-
277	$1,680,000	Female	82	59	AXA Equitable Life Insurance Company	A+
278	$1,000,000	Female	82	86	Lincoln National Life Insurance Company	AA-
279	$1,250,000	Male	82	89	Metropolitan Life Insurance Company	A+
280	$3,000,000	Female	82	61	AXA Equitable Life Insurance Company	A+
281	$1,000,000	Male	82	55	AXA Equitable Life Insurance Company	A+
282	$1,250,000	Female	82	75	Principal Life Insurance Company	A+
283	$1,000,000	Male	82	47	AXA Equitable Life Insurance Company	A+
284	$1,500,000	Male	82	60	Lincoln Benefit Life Company	BBB+
285	$700,000	Male	82	91	Banner Life Insurance Company	AA-
286	$3,000,000	Male	82	88	John Hancock Life Insurance Company (U.S.A.)	AA-
287	$10,000,000	Male	82	60	Hartford Life and Annuity Insurance Company	BBB+
288	$1,750,000	Male	82	72	AXA Equitable Life Insurance Company	A+
289	$5,000,000	Male	82	62	AXA Equitable Life Insurance Company	A+

33

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
290	$300,000	Female	82	64	Hartford Life and Annuity Insurance Company	BBB+
291	$250,000	Male	82	70	American General Life Insurance Company	A+
292	$3,500,000	Male	82	76	Metropolitan Life Insurance Company	A+
293	$2,502,000	Male	82	136	Transamerica Life Insurance Company	AA-
294	$10,000,000	Male	82	102	John Hancock Life Insurance Company (U.S.A.)	AA-
295	$250,000	Female	82	93	Accordia Life and Annuity Company	A-
296	$3,000,000	Male	82	115	Principal Life Insurance Company	A+
297	$1,700,000	Male	82	54	Lincoln National Life Insurance Company	AA-
298	$1,210,000	Male	82	56	Lincoln National Life Insurance Company	AA-
299	$3,000,000	Female	82	96	West Coast Life Insurance Company	AA-
300	$7,000,000	Male	82	76	Genworth Life Insurance Company	BB
301	$8,000,000	Male	81	118	Metropolitan Life Insurance Company	A+
302	$3,000,000	Male	81	81	Reliastar Life Insurance Company	A
303	$4,000,000	Male	81	72	Lincoln National Life Insurance Company	AA-
304	$500,000	Male	81	46	Genworth Life and Annuity Insurance Company	BB
305	$3,000,000	Male	81	136	Metropolitan Life Insurance Company	A+
306	$300,000	Female	81	90	Metropolitan Life Insurance Company	A+
307	$200,000	Male	81	64	Protective Life Insurance Company	AA-
308	$150,000	Male	81	64	Protective Life Insurance Company	AA-
309	$150,000	Male	81	64	Protective Life Insurance Company	AA-
310	$350,000	Male	81	64	Lincoln National Life Insurance Company	AA-
311	$1,187,327	Male	81	88	Transamerica Life Insurance Company	AA-
312	$5,000,000	Male	81	99	John Hancock Life Insurance Company (U.S.A.)	AA-
313	$800,000	Male	81	70	North American Company for Life And Health Insurance	A+
314	$2,000,000	Male	81	20	Metropolitan Life Insurance Company	A+
315	$1,000,000	Female	81	80	Lincoln Benefit Life Company	BBB+
316	$6,000,000	Male	81	113	AXA Equitable Life Insurance Company	A+
317	$320,987	Female	81	96	John Hancock Life Insurance Company (U.S.A.)	AA-
318	$130,000	Male	81	43	Genworth Life Insurance Company	BB
319	$5,500,000	Male	81	113	Metropolitan Life Insurance Company	A+
320	$1,000,000	Male	81	114	Protective Life Insurance Company	AA-
321	$2,000,000	Female	81	80	Pacific Life Insurance Company	A+
322	$4,000,000	Male	81	87	Lincoln National Life Insurance Company	AA-
323	$2,000,000	Male	81	74	Metropolitan Life Insurance Company	A+
324	$2,000,000	Male	81	74	Metropolitan Life Insurance Company	A+
325	$4,300,000	Female	81	101	American National Insurance Company	A
326	$200,000	Male	81	59	Kansas City Life Insurance Company	N/A
327	$2,000,000	Female	81	67	Transamerica Life Insurance Company	AA-
328	$1,500,000	Female	81	68	Protective Life Insurance Company	AA-
329	$1,000,000	Male	81	49	Pacific Life Insurance Company	A+
330	$200,000	Male	81	40	Pruco Life Insurance Company	AA-
331	$500,000	Male	81	40	Transamerica Life Insurance Company	AA-
332	$3,000,000	Male	80	35	Pacific Life Insurance Company	A+
333	$3,000,000	Male	80	35	Minnesota Life Insurance Company	A+
334	$3,000,000	Male	80	35	Pruco Life Insurance Company	AA-
335	$5,000,000	Male	80	89	Pacific Life Insurance Company	A+
336	$5,000,000	Male	80	89	Pacific Life Insurance Company	A+
337	$3,601,500	Male	80	85	Transamerica Life Insurance Company	AA-
338	$1,000,000	Male	80	87	Sun Life Assurance Company of Canada (U.S.)	AA-

34

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
339	$5,000,000	Male	80	80	John Hancock Life Insurance Company (U.S.A.)	AA-
340	$5,000,000	Male	80	120	Principal Life Insurance Company	A+
341	$150,000	Male	80	85	MetLife Insurance Company USA	A+
342	$1,009,467	Male	80	51	John Hancock Life Insurance Company (U.S.A.)	AA-
343	$7,000,000	Male	80	77	Lincoln Benefit Life Company	BBB+
344	$100,000	Male	80	57	North American Company for Life And Health Insurance	A+
345	$1,000,000	Male	80	108	Lincoln National Life Insurance Company	AA-
346	$5,000,000	Male	80	49	John Hancock Life Insurance Company (U.S.A.)	AA-
347	$6,799,139	Male	80	114	AXA Equitable Life Insurance Company	A+
348	$476,574	Male	80	64	Transamerica Life Insurance Company	AA-
349	$2,250,000	Male	80	85	Massachusetts Mutual Life Insurance Company	AA+
350	$775,000	Male	80	115	Lincoln National Life Insurance Company	AA-
351	$1,000,000	Female	80	115	John Hancock Life Insurance Company (U.S.A.)	AA-
352	$6,000,000	Male	80	111	AXA Equitable Life Insurance Company	A+
353	$1,445,000	Female	80	97	AXA Equitable Life Insurance Company	A+
354	$1,500,000	Female	80	97	AXA Equitable Life Insurance Company	A+
355	$1,000,000	Male	80	78	Lincoln National Life Insurance Company	AA-
356	$200,000	Male	80	50	Lincoln National Life Insurance Company	AA-
357	$1,000,000	Male	80	102	Metropolitan Life Insurance Company	A+
358	$6,000,000	Male	80	98	AXA Equitable Life Insurance Company	A+
359	$5,000,000	Female	80	108	Reliastar Life Insurance Company	A
360	$750,000	Male	80	61	Lincoln National Life Insurance Company	AA-
361	$5,000,000	Male	80	170	West Coast Life Insurance Company	AA-
362	$3,000,000	Male	80	87	Principal Life Insurance Company	A+
363	$5,000,000	Male	79	129	Lincoln National Life Insurance Company	AA-
364	$3,000,000	Male	79	78	American General Life Insurance Company	A+
365	$5,000,000	Male	79	71	John Hancock Life Insurance Company (U.S.A.)	AA-
366	$500,000	Male	79	60	John Hancock Life Insurance Company (U.S.A.)	AA-
367	$1,000,000	Male	79	106	Metropolitan Life Insurance Company	A+
368	$1,250,000	Male	79	91	AXA Equitable Life Insurance Company	A+
369	$3,000,000	Female	79	81	New York Life Insurance Company	AA+
370	$4,000,000	Male	79	43	Metropolitan Life Insurance Company	A+
371	$2,500,000	Male	79	79	Massachusetts Mutual Life Insurance Company	AA+
372	$2,500,000	Male	79	79	Massachusetts Mutual Life Insurance Company	AA+
373	$500,000	Female	79	108	Columbus Life Insurance Company	AA
374	$4,000,000	Female	79	86	Transamerica Life Insurance Company	AA-
375	$4,000,000	Male	79	140	John Hancock Life Insurance Company (U.S.A.)	AA-
376	$325,000	Male	79	36	American General Life Insurance Company	A+
377	$1,750,000	Male	79	56	John Hancock Life Insurance Company (U.S.A.)	AA-
378	$5,000,000	Male	79	96	Transamerica Life Insurance Company	AA-
379	$3,750,000	Male	79	52	AXA Equitable Life Insurance Company	A+
380	$550,000	Male	79	72	Pruco Life Insurance Company	AA-
381	$300,000	Male	79	72	Pruco Life Insurance Company	AA-
382	$2,000,000	Female	79	50	Transamerica Life Insurance Company	AA-
383	$1,200,000	Female	78	126	Athene Annuity & Life Assurance Company	A-
384	$1,000,000	Male	78	98	Accordia Life and Annuity Company	A-
385	$2,840,000	Male	78	91	Transamerica Life Insurance Company	AA-
386	$750,000	Male	78	82	North American Company for Life and Health Insurance	A+
387	$1,000,000	Male	78	82	John Hancock Life Insurance Company (U.S.A.)	AA-

35

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
388	$500,000	Male	78	82	North American Company for Life and Health Insurance	A+
389	$50,000	Male	78	40	Lincoln National Life Insurance Company	AA-
390	$4,000,000	Male	78	62	Massachusetts Mutual Life Insurance Company	AA+
391	$1,000,000	Female	78	68	John Hancock Life Insurance Company (U.S.A.)	AA-
392	$1,000,000	Female	78	123	John Hancock Life Insurance Company (U.S.A.)	AA-
393	$2,000,000	Male	78	94	Lincoln National Life Insurance Company	AA-
394	$2,000,000	Male	78	94	Lincoln National Life Insurance Company	AA-
395	$5,000,000	Male	78	113	Lincoln National Life Insurance Company	AA-
396	$1,000,000	Male	78	115	Principal Life Insurance Company	A+
397	$2,000,000	Male	78	100	Genworth Life Insurance Company	BB
398	$6,250,000	Male	78	185	John Hancock Life Insurance Company (U.S.A.)	AA-
399	$490,620	Male	78	80	Ameritas Life Insurance Corporation	A+
400	$600,000	Male	78	77	Protective Life Insurance Company	AA-
401	$400,000	Male	78	113	John Hancock Life Insurance Company (U.S.A.)	AA-
402	$730,000	Male	77	96	Transamerica Life Insurance Company	AA-
403	$5,000,000	Male	77	142	Pruco Life Insurance Company	AA-
404	$300,000	Male	77	73	Penn Mutual Life Insurance Company	A+
405	$5,000,000	Male	77	131	AXA Equitable Life Insurance Company	A+
406	$3,000,000	Male	77	91	Pruco Life Insurance Company	AA-
407	$3,000,000	Female	77	101	John Hancock Life Insurance Company (U.S.A.)	AA-
408	$5,000,000	Male	77	136	Massachusetts Mutual Life Insurance Company	AA+
409	$5,000,000	Male	77	136	Massachusetts Mutual Life Insurance Company	AA+
410	$200,000	Female	77	139	West Coast Life Insurance Company	AA-
411	$1,100,000	Male	77	133	Accordia Life and Annuity Company	A-
412	$3,000,000	Male	77	97	Protective Life Insurance Company	AA-
413	$2,000,000	Female	77	113	Accordia Life and Annuity Company	A-
414	$10,000,000	Male	77	127	AXA Equitable Life Insurance Company	A+
415	$2,500,000	Male	77	134	John Hancock Life Insurance Company (U.S.A.)	AA-
416	$2,500,000	Male	77	134	John Hancock Life Insurance Company (U.S.A.)	AA-
417	$1,000,000	Male	77	98	Athene Annuity & Life Assurance Company of New York	A-
418	$7,000,000	Female	77	116	Pacific Life Insurance Company	A+
419	$100,946	Female	77	154	Genworth Life and Annuity Insurance Company	BB
420	$350,000	Male	77	106	AXA Equitable Life Insurance Company	A+
421	$600,000	Male	77	106	AXA Equitable Life Insurance Company	A+
422	$1,000,000	Male	77	77	Pacific Life Insurance Company	A+
423	$2,000,000	Male	77	113	Transamerica Life Insurance Company	AA-
424	$200,000	Male	77	111	Prudential Insurance Company of America	AA-
425	$2,000,000	Female	77	162	Lincoln National Life Insurance Company	AA-
426	$150,000	Male	77	99	Genworth Life Insurance Company	BB
427	$2,000,000	Male	77	58	Athene Annuity & Life Assurance Company	A-
428	$7,097,434	Male	77	153	Lincoln National Life Insurance Company	AA-
429	$5,000,000	Male	77	54	West Coast Life Insurance Company	AA-
430	$1,000,000	Male	76	122	Transamerica Life Insurance Company	AA-
431	$750,000	Male	76	107	Protective Life Insurance Company	AA-
432	$250,000	Male	76	98	Midland National Life Insurance Company	A+
433	$3,000,000	Male	76	51	Accordia Life and Annuity Company	A-
434	$200,000	Male	76	65	Reliastar Life Insurance Company	A
435	$500,000	Male	76	96	AXA Equitable Life Insurance Company	A+
436	$3,000,000	Male	76	108	John Hancock Life Insurance Company (U.S.A.)	AA-

36

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
437	$5,000,000	Male	76	108	John Hancock Life Insurance Company (U.S.A.)	AA-
438	$8,000,000	Male	76	94	Metropolitan Life Insurance Company	A+
439	$100,000	Male	76	53	AXA Equitable Life Insurance Company	A+
440	$4,000,000	Female	76	137	American General Life Insurance Company	A+
441	$500,000	Male	76	88	AIG Life Insurance Company	A+
442	$1,000,000	Male	76	155	Security Mutual Life Insurance Company of NY	N/A
443	$355,700	Male	76	103	Security Life of Denver Insurance Company	A
444	$5,000,000	Male	76	54	Lincoln Benefit Life Company	BBB+
445	$250,000	Male	76	135	West Coast Life Insurance Company	AA-
446	$1,000,000	Male	76	112	Transamerica Life Insurance Company	AA-
447	$2,000,000	Male	76	146	John Hancock Life Insurance Company (U.S.A.)	AA-
448	$7,500,000	Female	76	173	Security Life of Denver Insurance Company	A
449	$3,000,000	Female	76	110	General American Life Insurance Company	A+
450	$100,000	Male	76	67	Transamerica Life Insurance Company	AA-
451	$300,000	Female	76	133	Minnesota Life Insurance Company	A+
452	$250,000	Male	76	88	United of Omaha Life Insurance Company	AA-
453	$600,000	Male	75	69	United of Omaha Life Insurance Company	AA-
454	$500,000	Male	75	87	Protective Life Insurance Company	AA-
455	$1,000,000	Male	75	93	Security Life of Denver Insurance Company	A
456	$1,000,000	Male	75	96	Transamerica Life Insurance Company	AA-
457	$500,000	Male	75	89	AXA Equitable Life Insurance Company	A+
458	$500,000	Male	75	103	United of Omaha Life Insurance Company	AA-
459	$750,000	Male	75	27	North American Company for Life And Health Insurance	A+
460	$8,000,000	Female	75	131	West Coast Life Insurance Company	AA-
461	$250,000	Female	75	155	AXA Equitable Life Insurance Company	A+
462	$300,000	Male	75	36	Lincoln National Life Insurance Company	AA-
463	$172,245	Female	75	54	Symetra Life Insurance Company	A
464	$5,004,704	Male	75	133	American General Life Insurance Company	A+
465	$2,000,000	Male	75	119	Pruco Life Insurance Company	AA-
466	$190,000	Male	75	103	Protective Life Insurance Company	AA-
467	$100,000	Male	75	151	Protective Life Insurance Company	AA-
468	$5,000,000	Male	75	129	AIG Life Insurance Company	A+
469	$4,000,000	Male	75	108	Security Mutual Life Insurance Company of NY	N/A
470	$89,626	Female	75	117	Union Central Life Insurance Company	A+
471	$2,000,000	Male	75	94	American General Life Insurance Company	A+
472	$10,000,000	Female	75	134	Reliastar Life Insurance Company	A
473	$1,000,000	Female	75	150	John Hancock Life Insurance Company (U.S.A.)	AA-
474	$500,000	Male	75	72	American General Life Insurance Company	A+
475	$250,000	Male	75	73	Genworth Life and Annuity Insurance Company	BB
476	$500,000	Male	75	95	Delaware Life Insurance Company	BBB+
477	$370,000	Female	75	125	Minnesota Life Insurance Company	A+
478	$500,000	Male	74	33	Midland National Life Insurance Company	A+
479	$3,000,000	Male	74	71	AXA Equitable Life Insurance Company	A+
480	$500,000	Male	74	61	William Penn Life Insurance Company of New York	AA-
481	$2,500,000	Male	74	103	John Hancock Life Insurance Company (U.S.A.)	AA-
482	$500,000	Male	74	134	Pruco Life Insurance Company	AA-
483	$8,600,000	Male	74	152	AXA Equitable Life Insurance Company	A+
484	$3,000,000	Male	74	103	Transamerica Life Insurance Company	AA-
485	$800,000	Male	74	122	John Hancock Life Insurance Company (U.S.A.)	AA-

37

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
486	$1,500,000	Male	74	126	Lincoln National Life Insurance Company	AA-
487	$1,500,000	Male	74	126	Lincoln National Life Insurance Company	AA-
488	$1,500,000	Male	74	126	Lincoln National Life Insurance Company	AA-
489	$2,500,000	Male	74	136	Banner Life Insurance Company	AA-
490	$400,000	Male	74	80	Protective Life Insurance Company	AA-
491	$10,000,000	Male	74	144	John Hancock Life Insurance Company (U.S.A.)	AA-
492	$1,784,686	Male	74	153	Transamerica Life Insurance Company	AA-
493	$250,000	Female	74	171	Protective Life Insurance Company	AA-
494	$500,000	Male	73	122	Ameritas Life Insurance Corporation	A+
495	$370,000	Male	73	122	Ameritas Life Insurance Corporation	A+
496	$750,000	Male	73	130	Security Life of Denver Insurance Company	A
497	$1,000,000	Female	73	120	United of Omaha Life Insurance Company	AA-
498	$500,000	Male	73	106	William Penn Life Insurance Company of New York	AA-
499	$250,000	Male	73	18	Security Life of Denver Insurance Company	A
500	$100,000	Male	73	110	Protective Life Insurance Company	AA-
501	$500,000	Male	73	128	Metropolitan Life Insurance Company	A+
502	$2,000,000	Male	73	120	Voya Retirement Insurance and Annuity Company	A
503	$1,500,000	Male	73	120	Voya Retirement Insurance and Annuity Company	A
504	$300,000	Male	73	114	Protective Life Insurance Company	AA-
505	$250,000	Male	73	68	American General Life Insurance Company	A+
506	$2,500,000	Male	73	104	American General Life Insurance Company	A+
507	$2,000,000	Male	73	131	John Hancock Life Insurance Company (U.S.A.)	AA-
508	$800,000	Male	73	84	Commonwealth Annuity and Life Insurance Company	A-
509	$267,988	Male	73	52	Minnesota Life Insurance Company	A+
510	$300,000	Male	73	111	New England Life Insurance Company	AA-
511	$1,167,000	Male	73	50	Transamerica Life Insurance Company	AA-
512	$1,500,000	Male	73	108	Metropolitan Life Insurance Company	A+
513	$1,000,000	Female	73	144	Reliastar Life Insurance Company	A
514	$10,000,000	Male	73	118	AXA Equitable Life Insurance Company	A+
515	$1,000,000	Male	72	130	AIG Life Insurance Company	A+
516	$2,500,000	Male	72	51	Transamerica Life Insurance Company	AA-
517	$400,000	Male	72	195	Protective Life Insurance Company	AA-
518	$3,000,000	Male	72	75	John Hancock Life Insurance Company (U.S.A.)	AA-
519	$2,000,000	Male	72	100	New York Life Insurance Company	AA+
520	$2,000,000	Male	72	100	New York Life Insurance Company	AA+
521	$5,000,000	Male	72	128	John Hancock Life Insurance Company (U.S.A.)	AA-
522	$250,000	Female	72	108	Protective Life Insurance Company	AA-
523	$2,500,000	Male	72	114	Lincoln National Life Insurance Company	AA-
524	$2,500,000	Male	72	114	John Hancock Life Insurance Company (U.S.A.)	AA-
525	$1,350,000	Male	72	100	Lincoln National Life Insurance Company	AA-
526	$230,000	Male	72	117	Transamerica Life Insurance Company	AA-
527	$139,398	Female	72	23	Lincoln National Life Insurance Company	AA-
528	$190,000	Female	72	191	Protective Life Insurance Company	AA-
529	$420,000	Male	72	131	Protective Life Insurance Company	AA-
530	$75,000	Female	72	102	American General Life Insurance Company	A+
531	$600,000	Male	72	84	AXA Equitable Life Insurance Company	A+
532	$4,000,000	Male	72	141	MONY Life Insurance Company of America	A+
533	$420,000	Male	72	122	RiverSource Life Insurance Company	A+
534	$100,000	Male	72	137	Protective Life Insurance Company	AA-

38

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
535	$250,000	Male	71	50	Protective Life Insurance Company	AA-
536	$650,000	Female	71	72	Security Life of Denver Insurance Company	A
537	$500,000	Male	71	120	Ohio National Life Assurance Corporation	AA-
538	$232,000	Male	71	179	Protective Life Insurance Company	AA-
539	$185,000	Male	71	131	Genworth Life and Annuity Insurance Company	BB
540	$40,000	Male	71	31	Banner Life Insurance Company	AA-
541	$750,000	Male	71	125	Transamerica Life Insurance Company	AA-
542	$1,250,000	Male	71	99	West Coast Life Insurance Company	AA-
543	$1,500,000	Female	71	153	Pruco Life Insurance Company	AA-
544	$5,000,000	Male	71	91	Transamerica Life Insurance Company	AA-
545	$500,000	Male	71	92	Transamerica Life Insurance Company	AA-
546	$500,000	Male	71	92	North American Company for Life And Health Insurance	A+
547	$300,000	Male	71	195	John Hancock Life Insurance Company (U.S.A.)	AA-
548	$100,000	Male	71	44	Genworth Life and Annuity Insurance Company	BB
549	$150,000	Male	71	34	Protective Life Insurance Company	AA-
550	$150,000	Male	71	34	AXA Equitable Life Insurance Company	A+
551	$1,000,000	Male	71	54	John Hancock Life Insurance Company (U.S.A.)	AA-
552	$202,700	Male	71	117	Farmers New World Life Insurance Company	N/A
553	$5,000,000	Male	71	151	Metropolitan Life Insurance Company	A+
554	$250,000	Female	70	120	Ohio National Life Assurance Corporation	AA-
555	$2,000,000	Male	70	172	John Hancock Life Insurance Company (U.S.A.)	AA-
556	$400,000	Male	70	161	Lincoln National Life Insurance Company	AA-
557	$100,000	Male	70	101	Massachusetts Mutual Life Insurance Company	AA+
558	$92,000	Female	70	199	Protective Life Insurance Company	AA-
559	$175,000	Female	70	111	Lincoln National Life Insurance Company	AA-
560	$1,500,000	Male	70	71	Lincoln National Life Insurance Company	AA-
561	$250,000	Male	70	184	Lincoln National Life Insurance Company	AA-
562	$1,500,000	Male	70	105	Midland National Life Insurance Company	A+
563	$500,000	Male	70	111	Lincoln Benefit Life Company	BBB+
564	$700,000	Male	70	116	Massachusetts Mutual Life Insurance Company	AA+
565	$750,000	Male	69	134	North American Company for Life And Health Insurance	A+
566	$1,000,000	Male	69	191	AXA Equitable Life Insurance Company	A+
567	$1,200,000	Male	69	126	Massachusetts Mutual Life Insurance Company	AA+
568	$2,500,000	Male	69	161	Pruco Life Insurance Company	AA-
569	$2,500,000	Male	69	161	Pruco Life Insurance Company	AA-
570	$4,000,000	Male	69	133	MetLife Insurance Company USA	A+
571	$500,000	Male	69	42	Voya Retirement Insurance and Annuity Company	A
572	$1,000,000	Male	69	87	Protective Life Insurance Company	AA-
573	$2,000,000	Male	69	113	Transamerica Life Insurance Company	AA-
574	$1,000,000	Male	69	113	Genworth Life Insurance Company	BB
575	$250,000	Female	69	158	Protective Life Insurance Company	AA-
576	$1,000,000	Male	69	163	Accordia Life and Annuity Company	A-
577	$1,000,000	Male	69	61	Protective Life Insurance Company	AA-
578	$1,000,000	Male	69	131	Transamerica Life Insurance Company	AA-
579	$1,000,000	Male	69	131	Protective Life Insurance Company	AA-
580	$156,538	Female	69	107	New York Life Insurance Company	AA+
581	$2,000,000	Male	69	51	Metropolitan Life Insurance Company	A+
582	$2,000,000	Male	69	51	Metropolitan Life Insurance Company	A+
583	$1,000,000	Male	69	153	John Hancock Life Insurance Company (U.S.A.)	AA-

39

	Face Amount	Gender	Age (ALB)(1)	LE (mo.)(2)	Insurance Company	S&P Rating
584	$400,000	Female	69	142	AXA Equitable Life Insurance Company	A+
585	$300,000	Male	69	90	Protective Life Insurance Company	AA-
586	$1,000,000	Male	68	138	Transamerica Life Insurance Company	AA-
587	$250,000	Female	68	75	Transamerica Life Insurance Company	AA-
588	$750,000	Male	68	161	Northwestern Mutual Life Insurance Company	AA+
589	$2,000,000	Male	68	173	John Hancock Life Insurance Company (U.S.A.)	AA-
590	$150,000	Male	68	117	Protective Life Insurance Company	AA-
591	$600,000	Male	68	88	William Penn Life Insurance Company of New York	AA-
592	$5,616,468	Male	68	180	John Hancock Life Insurance Company (U.S.A.)	AA-
593	$1,100,000	Male	68	156	John Hancock Life Insurance Company (U.S.A.)	AA-
594	$3,000,000	Male	68	193	John Hancock Life Insurance Company (U.S.A.)	AA-
595	$400,000	Male	67	191	Lincoln National Life Insurance Company	AA-
596	$3,000,000	Male	67	100	Reliastar Life Insurance Company	A
597	$2,000,000	Male	67	100	AXA Equitable Life Insurance Company	A+
598	$2,000,000	Male	67	100	AXA Equitable Life Insurance Company	A+
599	$1,000,000	Male	67	48	Lincoln National Life Insurance Company	AA-
600	$1,000,000	Male	67	78	Transamerica Life Insurance Company	AA-
601	$350,000	Female	67	85	Assurity Life Insurance Company	N/A
602	$5,000,000	Male	67	105	Athene Annuity & Life Assurance Company	A-
603	$1,000,000	Male	67	149	Sun Life Assurance Company of Canada (U.S.)	AA-
604	$800,000	Male	67	129	Lincoln National Life Insurance Company	AA-
605	$800,000	Male	67	129	Lincoln National Life Insurance Company	AA-
606	$229,725	Female	67	107	Hartford Life and Annuity Insurance Company	BBB+
607	$490,000	Male	67	97	AXA Equitable Life Insurance Company	A+
608	$220,581	Male	67	25	American General Life Insurance Company	A+
609	$1,000,000	Male	67	109	The Savings Bank Life Insurance Company of Massachusetts	A-
610	$320,000	Male	67	162	Transamerica Life Insurance Company	AA-
611	$250,000	Male	67	163	Pruco Life Insurance Company	AA-
612	$125,000	Male	67	50	Genworth Life and Annuity Insurance Company	BB
613	$250,000	Male	67	199	Zurich Life Insurance Company	AA-
614	$650,000	Male	67	185	Lincoln National Life Insurance Company	AA-
615	$400,000	Male	66	132	Jackson National Life Insurance Company	AA
616	$500,000	Female	66	171	Banner Life Insurance Company	AA-
617	$350,000	Male	66	97	RiverSource Life Insurance Company	A+
618	$200,000	Male	66	163	Prudential Insurance Company of America	AA-
619	$200,000	Male	66	163	Prudential Insurance Company of America	AA-
620	$750,000	Male	66	128	Pacific Life Insurance Company	A+
621	$500,000	Male	66	136	Transamerica Life Insurance Company	AA-
622	$500,000	Female	66	132	AIG Life Insurance Company	A+
623	$265,000	Male	65	159	Protective Life Insurance Company	AA-
624	$10,000,000	Male	65	65	Lincoln National Life Insurance Company	AA-
625	$540,000	Male	65	172	West Coast Life Insurance Company	AA-
	$1,272,077,891

(1)     Person’s age on last birthday (ALB)

(2)     The insured’s life expectancy estimate, other than for a small face value insurance policy (i.e., a policy with $1 million in face value benefits or less), is the average of two life expectancy estimates provided by independent third-party medical-actuarial underwriting firms at the time of purchase, actuarially adjusted through the measurement date. Numbers in this column represent months.

40

Competition

We encounter significant competition from numerous companies in the life insurance secondary market, including hedge funds, investment banks, secured lenders, specialty life insurance finance companies and life insurance companies. Many of these competitors have greater financial and other resources than we do and may have significantly lower cost of funds because they have greater access to insured deposits or the capital markets. Moreover, some of these competitors have significant cash reserves and can better fund shortfalls in collections that might have a more pronounced impact on companies such as ours. They may also have greater market share. In the event that better-financed life insurance companies make a significant effort to compete against our business or the secondary market in general, we would experience significant challenges with our business model.

Competition can take many forms, including the pricing of the financing, transaction structuring, timeliness and responsiveness in processing a seller’s application, and customer service. Some competitors may outperform us in these areas. Some competitors target the same type of life insurance clients as we do and generally have operated in the markets we service for a longer period of time. Increased competition may result in increased costs of purchasing policies or may affect the availability and quality of policies that are available for our purchase. These factors could adversely affect our profitability by reducing our return on investment or increasing our risk.

As we enter new markets, we expect to experience significant competition from incumbent market participants. Our ability to compete in these markets will be dependent upon our ability to deliver value-added products and services to the customers we serve. Even still, our competitors in these markets may have greater financial, market share and other resources than we do. These factors could adversely affect our profitability by reducing our return on investment or increasing our risk as we enter these markets.

Government Regulation

Our business is highly regulated at the state level with respect to life insurance assets, and at the federal level with respect to the issuance of securities. At the state level, states generally subject us to laws and regulations requiring us to obtain specific licenses or approvals to purchase or issue life insurance policies in those states. State statutes typically provide state regulatory agencies with significant powers to interpret, administer and enforce the laws relating to the life insurance industry. Under this authority, state regulators have broad discretionary power and may impose new licensing and other requirements, and interpret or enforce existing regulatory requirements in new and different ways. Any of these new requirements, interpretations or enforcement directives could be adverse to our industry, even in a material way. Furthermore, because the life insurance secondary market is relatively new and because of the history of certain abuses in the industry, we believe it is likely that state regulation will increase and grow more complex in the foreseeable future. We cannot, however, predict what any new regulation would specifically involve or how it might affect our industry or our business.

State regulation more generally affecting life insurance assets (and not necessarily directed at the life insurance secondary market itself) may also affect our industry and business in negative ways. For example, we are aware of recent legislative efforts in some states to mandate the sale or liquidation of life insurance policies as a precondition to eligibility for health care under the Patient Protection and Affordable Care Act. These kinds of laws, if passed, may adversely affect the number of life insurance policies available for purchase.

Although the federal laws and regulations do not directly affect life insurance, in some cases the purchase of a variable life insurance policy may constitute a transaction involving a “security” that is governed by federal securities laws. While we presently hold few variable life insurance policies, our holding of a significant amount of such policies in the future could cause our company or one of its subsidiaries to be characterized as an “investment company” under the federal Investment Company Act of 1940. The application of that law to all or part of our business—whether due to our purchase of variable life insurance policies or to the expansion of definition of “securities” under federal securities laws—could require us to comply with detailed and complex regulatory requirements, and cause us to fall out of compliance with certain covenants under our revolving senior credit facility. Such an outcome could negatively affect our liquidity and increase our cost of capital and operational expenses, all of which would adversely affect our operating results. It is possible that such an outcome could even threaten the viability of our business and our ability to satisfy our obligations as they come due.

We hold licenses to purchase life insurance policies in 37 states and can also purchase in the eight unregulated states. At times, we may work with licensed entities to purchase a policy in a state where we are not licensed.

Health Insurance Portability and Accountability Act (HIPAA)

HIPAA requires that holders of medical records maintain such records and implement procedures designed to assure the privacy of patient records. In order to carry out our business, we receive medical records and obtain a release to share such records with a defined group of persons, take on the responsibility for preserving the privacy of that information, and use the information only for purposes related to the life insurance policies we own.

41

The Genetic Information Nondiscrimination Act of 2008 (GINA)

GINA is a federal law that protects people from genetic discrimination in health insurance and employment. GINA prohibits health insurers from: (i) requesting, requiring, or using genetic information to make decisions about eligibility for health insurance; or (ii) making decisions on the health insurance premium, contribution amounts, or coverage terms they offer to consumers. This means it is against the law for health insurance companies to use a genetic test result or family health history to deny health insurance, or to decide how much to charge for health insurance. In addition, GINA makes it against the law for health insurers to consider family history or a genetic test result, a pre-existing condition, require a genetic test, or use any genetic information, to discriminate coverage, even if the health insurance company did not mean to collect such genetic information.

GINA does not apply to the life insurance, long-term care or annuity industries. The life insurance, long-term care or annuity industries are founded on medical-evidenced underwriting principles in which specific medical conditions are taken into account when assessing and pricing risk. The regulation of genomic data is relatively new, and we believe it is likely that regulation will increase and grow more complex in the foreseeable future. We cannot, however, predict what any new law or regulation would specifically involve or how it might affect our industry, our business, or our future plans.

Employees

We employ approximately 67 employees.

Properties

Our principal executive offices are located at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402. At that location, we lease 17,687 square feet of space for a lease term expiring in 2026. We believe that these facilities are adequate for our current needs and that suitable additional space will be available as needed.

Company Website Access and SEC Filings

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, are filed with the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934 and file or furnish reports, proxy statements and other information with the SEC.

Our general website address is www.gwgh.com. Our website has a wealth of information about our company, its mission, and our specialty finance business. Our website also has tools that could be used by our potential clients, financial advisors and investors alike.

42

DESCRIPTION OF SECURITIES OFFERED

Series 2 Redeemable Preferred Stock

Our Board of Directors has created, out of our authorized and unissued shares of our preferred stock, a series of preferred stock designated as the “Series 2 Redeemable Preferred Stock.” This series of preferred stock is being offered, and will be issued in up to 250,000 shares, pursuant to this prospectus. The par value of each share of Series 2 Redeemable Preferred Stock is $.001, and the “stated value” is $1,000. These preferred shares are partially convertible into shares of our common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us (discounted, based on the number of years the preferred stock has been held, as described below), subject, however, to a maximum of      shares of common stock for each share of preferred stock converted. This limitation on conversions will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (splits), and combinations. For more detailed information, see “Series 2 Redeemable Preferred Stock — Conversion by a Holder” below.

The following is a brief description of the terms of our Series 2 Redeemable Preferred Stock. This description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation for our Series 2 Redeemable Preferred Stock, which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Rank. With respect to dividend rights and rights upon our liquidation, winding-up or dissolution, our Series 2 Redeemable Preferred Stock ranks:

●	senior to our common stock and any other class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that our Series 2 Redeemable Preferred Stock ranks senior to such class or series as to dividend rights or rights on our liquidation, winding-up and dissolution;

●	pari passu with our “Series A Convertible Preferred Stock” with respect to dividend payment and liquidation distribution rights;

●	pari passu with our (earlier issued) “Redeemable Preferred Stock” with respect to dividend payment and liquidation distribution rights;

●	senior to or pari passu with all other classes and series of our preferred stock;

●	junior to each class or series of our capital stock, including capital stock issued in the future, the terms of which expressly provide that such class or series ranks senior to the Series 2 Redeemable Preferred Stock as to dividend rights or rights on our liquidation, winding up and dissolution; and

●	junior to all our existing and future debt obligations.

“Pari passu” means that in determining priority of payment in respect of entitlement to dividends and distributions upon our liquidation, winding-up or dissolution, the holders of our Series 2 Redeemable Preferred Stock, together with the holders of any other class of “pari passu” equity, will be treated equally and without preference.

Stated Value. Each share of Series 2 Redeemable Preferred Stock has an initial “stated value” of $1,000, subject to appropriate adjustment upon certain events such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events as set forth in the Certificate of Designation for our Series 2 Redeemable Preferred Stock. The stated value is the basis upon which dividends are calculated, and represents the price (subject to redemption fees) at which a share of Series 2 Redeemable Preferred Stock may under certain circumstances be repurchased by us, and the aggregate amount (plus accrued but unpaid dividends) of liquidating distributions to which a holder of a share of Series 2 Redeemable Preferred Stock will be entitled in any case where our Company is dissolved, its assets liquidated and its business wound-up.

Dividends. Subject to the preferential rights of the holders of any class or series of our capital stock ranking senior to our Series 2 Redeemable Preferred Stock, if any such class or series is authorized in the future, the holders of Series 2 Redeemable Preferred Stock are entitled to receive, when and as declared by our Board of Directors out of legally available funds, cumulative cash dividends on each preferred share at an annual rate of     % of the stated value of such share.

Dividends on each preferred share begin accruing on, and are cumulative from, the date of issuance. We expect to pay dividends on these preferred shares monthly. In the event that provisions of Delaware law, our Certificate of Incorporation, or our borrowing agreements prohibit us from paying dividends in cash, and we do not pay dividends through the issuance of preferred stock as described below, unpaid dividends will cumulate.

43

At our option, we may pay dividends in the form of duly authorized, validly issued, fully paid and non-assessable shares of the Series 2 Redeemable Preferred Stock. Any such preferred stock we issue in satisfaction of our dividend-payment obligations will be valued at the stated value of such shares. We may exercise this option even if we are legally permitted to pay dividends in cash.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

Unless full cumulative dividends on our shares of Series 2 Redeemable Preferred Stock for all past dividend periods through the most recent payment date have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment, we will not:

●	declare a dividend on any other series or class or classes of capital stock as to which the Series 2 Redeemable Preferred Stock ranks senior or pari passu as to dividends or liquidation, including without limitation shares of common stock, in respect of any period; or

●	redeem, purchase or otherwise acquire any series or class of capital stock that ranks junior or pari passu to the Series 2 Redeemable Preferred Stock (except for (1) the repurchase of shares of common stock from employees, officers, directors, consultants or other persons performing services for us or any of our subsidiaries pursuant to agreements under which we have the right or option to repurchase such shares upon the occurrence of certain events or otherwise, or (2) shares of Series A Convertible Preferred Stock pursuant to the terms of the Certificate of Designation of Series A Convertible Preferred Stock, or terms superior to those contained within that Certificate of Designation, or (3) shares of Redeemable Preferred Stock pursuant to the terms of the Certificate of Designation of Redeemable Preferred Stock, or terms superior to those contained within that Certificate of Designation) for any consideration (or any money to be paid into any sinking fund or otherwise set apart for the purchase of any such junior stock).

Redemption Request at the Option of a Holder. Once per calendar quarter, holders of this preferred stock will have the opportunity to request that we redeem some or all of their preferred shares at a redemption price equal to the stated value of the shares to be redeemed, plus any accrued but unpaid dividends thereon, less an applicable redemption fee. As a percentage of the aggregate redemption price of a holder’s shares to be redeemed, the redemption fee shall be:

●	% if the redemption is requested on or before the first anniversary of the original issuance of such shares.

●	% if the redemption is requested after the first anniversary and on or before the second anniversary of the original issuance of such shares.

●	% if the redemption is requested after the second anniversary and on or before the third anniversary of the original issuance of such shares.

●	After the three-year anniversary of the date of original issuance of such shares, no redemption fee shall be subtracted from the redemption price.

Optional Repurchase Upon Death, Disability or Bankruptcy of a Holder. Subject to certain restrictions and conditions, we will also redeem the preferred shares of a holder who is a natural person (including an individual beneficial holder who holds preferred shares through a custodian or nominee, such as a broker-dealer) upon his or her death, total disability or bankruptcy, within 60 days of our receipt of a written request from the holder or the holder’s estate at a redemption price equal to the stated value, plus accrued and unpaid dividends thereon.

A “total disability” means a determination by a physician approved by us that a holder, who was gainfully employed and working on a full-time basis as of the date on which his or her preferred shares were purchased from us, has been unable to work on a full-time basis for at least 24 consecutive months. In this regard, the Certificate of Designation for the Series 2 Redeemable Preferred Stock defines working “on a full-time basis” to mean working at least 40 hours per week.

Optional Redemption by the Company. We will have the right to redeem any or all shares of our Series 2 Redeemable Preferred Stock in whole or in part, at any time and from time to time. We will redeem any called preferred shares at a redemption price equal to 100% of the stated value per share, plus any accrued but unpaid dividends thereon. In the event that we call and redeem an investor’s preferred shares prior to the one-year anniversary of the purchase of those shares, we will also pay an additional amount sufficient to cause the investor to have received at least one year’s worth of dividends on the preferred shares being redeemed.

We may exercise our redemption right by delivering a written notice thereof to all, but not less than all, of the holders of Series 2 Redeemable Preferred Stock. Each such notice will state the date on which the redemption by us shall occur, which date will be no later than 60 days following the notice date.

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Restrictions on Redemption and Repurchase. We will not be obligated in all cases to redeem shares of Series 2 Redeemable Preferred Stock, whether upon a redemption request by a holder, at the option of the Company, or upon the death, total disability or bankruptcy of a holder. In particular, we will not redeem or repurchase any preferred shares if we are restricted by applicable law or our Certificate of Incorporation from making such redemption, or to the extent any such redemption would cause or constitute a default under any borrowing agreements to which we or any of our subsidiaries are a party or otherwise bound. In addition, we will have no obligation to redeem preferred shares upon a redemption request made by a holder if we do not have sufficient funds available to fund that redemption. We will have discretion under the Certificate of Designation to determine whether we are in possession of “sufficient funds” to fund a redemption request. To the extent we have requests for redemptions that we are unable to satisfy, we will honor redemption requests promptly after we become able to do so, with all such deferred redemption requests being satisfied on a prorated basis, regardless of the order in which we received the requests.

Conversion by a Holder. Holders of Series 2 Redeemable Preferred Stock will have the option to partially convert their preferred stock into common stock at a conversion price equal to the volume-weighted average price of our common stock for the 20 trading days immediately prior to the date on which notice of conversion is delivered to us. This volume-weighted average price will be discounted, based on the number of years you have held your preferred stock, as set forth below:

Years Held	Applicable Discount
1%
2%
3%
4%
5%

The right of holders to convert their preferred shares will be subject to a maximum of      shares of common stock for each share of preferred stock converted. This limitation on conversion will be equitably adjusted upon customary events affecting our share capital, such as stock dividends, subdivisions (i.e., splits), and combinations. Upon any conversion, the remaining unconverted portion of your preferred stock will remain as a fractional share of Series 2 Redeemable Preferred Stock.

In the event that we deliver a notice of proposed redemption of an investor’s preferred shares (see the caption “Optional Redemption by the Company” above), the right of a holder to convert those shares into our common stock will be suspended until the redemption date. If, however, we do not consummate the redemption on the redemption date, then the suspension on the right to convert will terminate and holders will once again have the right to convert their preferred shares into our common stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, before any distribution or payment shall be made to holders of our common stock or any other class or series of capital stock ranking junior to our shares of Series 2 Redeemable Preferred Stock, the holders of shares of Series 2 Redeemable Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our stockholders, after payment or provision for our debts and other liabilities, a liquidation preference equal to the stated value per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to and including the date of payment.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of our shares of Series 2 Redeemable Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into us, the sale or transfer of any or all our assets or business, or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.

In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of our capital stock, or otherwise, is permitted under Delaware law, amounts that would be needed, if we were to be dissolved at the time of any such distribution, to satisfy the preferential rights of the holders of Series 2 Redeemable Preferred Stock will not be added to our total liabilities.

Voting Rights. Our Series 2 Redeemable Preferred Stock has no voting rights.

Protective Provisions. Although the Series 2 Redeemable Preferred Stock has no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law), the affirmative vote or written consent of holders of at least a majority of the then-outstanding shares of Series 2 Redeemable Preferred Stock, voting together as a single class, either given in writing or by vote at a meeting, is required for us to:

●	amend, modify, add, repeal or waive any provision of the Certificate of Designation for the Series 2 Redeemable Preferred Stock or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Redeemable Preferred Stock;

●	authorize, create or issue shares of any class of stock having rights, preferences or privileges upon our liquidation that are superior to the Series 2 Redeemable Preferred Stock; or

●	amend our Certificate of Incorporation in a manner that adversely and materially affects the rights of the Series 2 Redeemable Preferred Stock.

Exchange Listing. We do not plan on making an application to list these preferred shares on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Our common stock is listed on The NASDAQ Capital Market.

No Sinking Fund. These preferred shares are not associated with any sinking fund.

Reports. We will publish annual reports containing financial statements and quarterly reports containing financial information for the first three quarters of each fiscal year. We will send copies of these reports, at no charge, to any holder of these preferred shares who sends us a written request.

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PLAN OF DISTRIBUTION

General

We are offering up to a maximum of 250,000 shares of our Series 2 Redeemable Preferred Stock. The offering is made through Emerson Equity LLC, our dealer manager, on a “best efforts” basis, which means that the dealer manager is only required to use its good faith efforts and reasonable diligence to sell the preferred shares and has no firm commitment or obligation to purchase any specific number or dollar amount of the shares.

The preferred shares will be sold at a public offering price of $1,000 per share. Investors may pay cash or exchange their outstanding debt securities of the Company in satisfaction of the aggregate purchase price for the preferred shares. These preferred shares will not be certificated. This offering is a continuous offering, and we may terminate this offering at any time.

We will sell these shares using DTC settlement and direct settlement with the Company. See “Settlement Procedures” below for more detail.

Emerson Equity LLC is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of Emerson Equity is 155 Bovet Road, Suite 725, San Mateo, CA 94402. Our dealer manager will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering. We expect our dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as soliciting broker-dealers, to sell our preferred shares in this offering.

Compensation of Dealer Manager and Soliciting Broker-Dealers

We will pay to our dealer manager and soliciting broker-dealers a selling commission of 6.00% of the gross offering proceeds from this offering for a maximum of $15,000,000. We will also pay additional compensation to soliciting broker-dealers. In particular, the managing dealer and soliciting broker dealers may receive up to 2.00% of the gross offering proceeds as additional compensation consisting of (i) an accountable and non-accountable expense allowance, (ii) a dealer manager fee (payable only to the dealer manager) for managing and coordinating the offering, (iii) a wholesaling fee (payable only to the wholesalers, who are employees of the Company and associated with the dealer manager), and (iv) non-cash compensation. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the debentures.

Additional compensation includes (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds for a maximum of $1,500,000; (ii) an accountable allowance expense, which may include due diligence expenses set forth in a detailed and itemized invoice and wholesaling expenses other than salaries and commissions, of up to 0.40% of gross offering proceeds for a maximum of $1,000,000; (iii) a dealer manager fee of 0.40% gross offering proceeds for a maximum of $1,000,000; (iv) a wholesaling fee, which may consist of commissions and salaries of the wholesalers, of 0.50% of gross offering proceeds for a maximum of $1,250,000; and (v) non-cash compensation of up to 0.10% of gross offering proceed for a maximum of $250,000. Final additional compensation will not exceed 2.00% of gross offering proceeds, and the combined selling commission and such additional compensation under this offering will not exceed 8.00% of gross offering proceeds. Our dealer manager will repay to us any payments exceeding 8.00% of gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

Our dealer manager may reallow up to 0.60% of any additional compensation it receives to a soliciting broker-dealer. The amount of any such reallowance will be determined by our dealer manager in its sole discretion.

Certain of our employees are also registered representatives and supervisory principals of the dealer manager (the “dual employees”). We have granted these dual employees certain share appreciation rights (“SARs”), which are not securities, as part of their compensation. The SARs give a dual employee the contractual right to receive from us additional cash compensation at any point before the SAR’s expiration, but only if the price of our common stock has increased between the grant date and the date when we receive notice of the dual employee’s intention to exercise the SAR. At the termination of this offering, the aggregate of the appreciation amount, as defined in the SAR agreement, will be calculated and added to the other items of value (e.g., selling commissions and additional forms of compensation) to ensure that aggregate compensation paid in connection with this offering does not exceed 8% of the gross offering proceeds.

We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of preferred shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their broker-dealers to reduce the amount of selling commissions payable with respect to the purchase of their preferred shares down to zero (i) if the investor has engaged the services of a registered investment advisor, or RIA, or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in the preferred shares offered hereby.

No commissions or additional compensation will be payable on preferred shares issued in satisfaction of our dividend-payment obligations.

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Dealer Manager and Soliciting Broker-Dealer Compensation

The table below sets forth the nature and estimated amount of all items viewed as compensation by FINRA, assuming we sell all the preferred shares offered hereby.

	Per Share	Maximum Offering
Public offering price	$1,000	$250,000,000
Selling commissions(1)(3)	$60	$15,000,000
Additional compensation(2)(3)	$20	$5,000,000
Proceeds, before expenses, to us	$920	$230,000,000

(1)	Selling commissions will equal 6.00% of aggregate gross proceeds, and will be payable to each soliciting broker-dealer as authorized by us and Emerson Equity LLC, the managing broker-dealer or “dealer manager” for this offering.

(2)	Additional compensation consists of (i) a non-accountable expense allowance of up to 0.60% of gross offering proceeds, (ii) an accountable expense allowance of up to 0.40% of gross offering proceeds, (iii) a dealer manager fee (payable only to Emerson Equity) of 0.40% of gross offering proceeds for managing and coordinating the offering, (iv) a wholesaling fee (payable only to wholesaling dealers) of 0.50% of gross offering proceeds, and (v) non-cash compensation of up to 0.10% of gross offering proceeds. Aggregate additional compensation will not exceed 2.0% of gross offering proceeds. The dealer manager may reallow up to 0.60% of additional compensation to other soliciting broker-dealers. The amount of the reallowance to any soliciting broker-dealer will be determined by the dealer manager in its sole discretion.

(3)	The combined selling commissions and additional compensation for this offering will not exceed 8.00% of the aggregate gross proceeds of this offering. Our dealer manager will repay us any selling commission and additional compensation payments exceeding 8.00% of gross offering proceeds if this offering is terminated before reaching the maximum amount of offering proceeds.

To the extent permitted by law and our Certificate of Incorporation, we will indemnify the soliciting broker-dealers and the dealer manager against certain civil liabilities, including certain liabilities arising under the Securities Act of 1933 and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and is not enforceable.

We will be responsible for the expenses of issuance and distribution of the preferred stock in this offering, including registration fees, printing expenses and our legal and accounting fees, which we estimate will total approximately $365,000 (excluding selling commissions and dealer manager fees).

The obligations of the dealer manager may be terminated in the event of a material adverse change in economic, political or financial conditions or upon the occurrence of certain other conditions specified in the dealer manager agreement.

Settlement Procedures

We are settling purchases of these preferred shares through a DTC participant (referred to as “DTC settlement”) or directly with the Company.

If your broker-dealer uses DTC settlement, then you may place an order for the purchase of preferred shares through your broker-dealer. Investors purchasing shares through DTC settlement will coordinate with their registered representatives to pay the full purchase price for their shares by the applicable settlement date, and such payments will not be held in escrow. When settling their purchase through DTC settlement, investors purchasing shares will coordinate with their registered representatives of broker-dealer firms to pay the full purchase price for their shares by the settlement date, and such payments will not be held in escrow. Your broker-dealer will ensure your order is electronically placed with us and that we timely receive your subscription amount. There is no need to furnish us with a Subscription Agreement when you purchase through a DTC participant.

Once we have received your subscription amount, we will either reject or accept your subscription. Once accepted based on our closing cycle, we will have immediate access to your subscription amount and we will issue you the shares you have purchased.

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When settling their purchase directly with the Company, investors will send their completed and executed Subscription Agreement, together with their subscription amount, to our transfer agent and to us at the address listed in “How to Purchase Shares.” Your subscription amount should be paid through a certified check or personal check payable to the order of “GWG Holdings, Inc.—Subscription Account.” In lieu of paying by check, you may wire your subscription amount to the account referenced in “How to Purchase Shares.” If you are working with a broker-dealer or other investment professional, your broker-dealer or professional will gather and send in the required information on your behalf, and may facilitate your payment of the subscription amount. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. Once accepted, we will have immediate access to your subscription amount and we will issue you, in book-entry form, the shares you have purchased.

Each soliciting dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the soliciting broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the soliciting broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. Nevertheless, you may be required to represent and warrant to the registered representative that you have received a copy of this prospectus and have had sufficient time to review this prospectus. The selling broker-dealer will maintain records of any information used to determine that an investment in the preferred shares is suitable and appropriate for an investor.

Minimum Purchase Requirements

For your initial investment in our Series 2 Redeemable Preferred Stock, you must invest at least $10,000, or such lesser amount as we in our discretion accept. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in the preferred shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax considerations relating to the initial purchase, ownership and disposition of the preferred stock offered hereby. This discussion is a summary only and is not a complete analysis of all the potential tax considerations relating to the purchase, ownership and disposition of the Series 2 Redeemable Preferred Stock. We have based this summary on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions, and published rulings of the Internal Revenue Service (the “IRS”), all as in effect on the date of this prospectus. Nevertheless, these laws and other guidance are subject to differing interpretations or change, possibly with retroactive effect. In addition, we have not sought, and will not seek, a ruling from the IRS or an opinion of counsel with respect to any tax consequences of purchasing, owning or disposing of the Series 2 Redeemable Preferred Stock. Thus, the IRS could take a different position regarding one or more of the tax consequences or matters described in this prospectus; and there can be no assurance that any position taken by the IRS would not be sustained.

This discussion is limited to purchasers of preferred shares who acquire the shares from us in this offering and hold them as capital assets for federal income tax purposes. This discussion does not address all possible tax consequences that may be applicable to you in light of your specific circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code, or special rules applicable to some categories of investors such as financial institutions, insurance companies, tax-exempt organizations, securities dealers, real estate investment trusts, regulated investment companies, or persons who hold preferred shares as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction that may be subject to special rules. This discussion also does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction; or any U.S. estate or gift tax laws.

If you are considering the purchase of Series 2 Redeemable Preferred Stock in this offering, you should consult your own tax advisors as to the particular tax consequences to you of acquiring, holding or otherwise disposing of the shares, including the effect and applicability of state, local or foreign tax laws, or any U.S. estate and gift tax laws.

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U.S. Holders

As used in this discussion, the term “U.S. holder” means a holder of Series 2 Redeemable Preferred Stock that is:

●	for United States federal income tax purposes, a citizen or resident of the United States;

●	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or other entity characterized as a corporation or partnership for federal income tax purposes;

●	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust, the administration of which is subject to the primary supervision of a court within the United States and which has one or more United States persons with authority to control all substantial decisions, or if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a United States trust.

Cash Distributions. In general, cash distributions, if any, made with respect to our Series 2 Redeemable Preferred Stock will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first reduce a U.S. holder’s tax basis in this preferred stock, and the excess will be treated as gain from the disposition of preferred stock, the tax treatment of which is discussed below under “Disposition of Series 2 Redeemable Preferred Stock, Including Redemptions.” We currently do not have accumulated earnings and profits. Additionally, we may not have sufficient current earnings and profits during future fiscal years for any distributions on these preferred shares to qualify as dividends for U.S. federal income tax purposes.

Dividends received by individual holders of Series 2 Redeemable Preferred Stock will generally be subject to a maximum tax rate of up to 20% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. That preferential rate does not apply to dividends received to the extent that the individual shareholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the preferential rate does not apply to dividends that are paid to individual shareholders with respect to preferred stock that is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the preferred stock becomes ex-dividend (or where the dividend is attributable to a period or periods in excess of 366 days, preferred stock that is held for 90 days or less during the 181-day period beginning on the date which is 90 days before the date on which the preferred stock becomes ex-dividend). In addition, if a dividend received by an individual shareholder that qualifies for the rate reduction is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend.” In addition, dividends recognized by certain U.S. holders could be subject to the 3.8% Medicare tax on net investment income. Shareholders should consult their own tax advisors regarding the implications of these rules in light of their particular circumstances.

Dividends received by corporate holders of these preferred shares generally will be eligible for the dividends-received deduction. Generally, this deduction is allowed if the underlying stock is held for at least 46 days during the 91-day period beginning on the date 45 days before the ex-dividend date of the stock, and for cumulative preferred stock with an arrearage of dividends attributable to a period in excess of 366 days, the holding period is at least 91 days during the 181-day period beginning on the date 90 days before the ex-dividend date of the stock. Corporate holders of these preferred shares should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. If a corporate shareholder receives a dividend on this preferred stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, the shareholder in certain instances must reduce its tax basis in the preferred stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate shareholder’s tax basis, any excess will be taxed as gain as if such shareholder had disposed of its shares in the year the “extraordinary dividend” is paid. Each corporate U.S. holder is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Section 1059 of the Code to any dividends it receives on these preferred shares.

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Constructive Distributions on Series 2 Redeemable Preferred Stock. A distribution of stock by a corporation may be deemed made with respect to its preferred stock in certain circumstances, even when no distribution of cash or property occurs, and such a deemed distribution is treated as a distribution of property under Code Section 301. If a corporation issues preferred stock that may be redeemed at a price higher than its issue price, the difference between the two prices (“redemption premium”) is treated under certain circumstances as a constructive distribution (or series of constructive distributions) of additional preferred stock.

The constructive distribution of property would accrue without regard to the holder’s method of accounting for U.S. federal income tax purposes at a constant yield determined under principles similar to the determination of original issue discount (“OID”) under Treasury regulations under Sections 1271 through 1275 of the Code (the “OID Rules”). The constructive distributions of property would be treated for U.S. federal income tax purposes as distributions of preferred stock that would constitute a dividend, return of capital or capital gain to the holder of the stock in the same manner as cash distributions described under “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions.” The application of principles similar to those applicable to debt instruments with OID to a redemption premium for the Series 2 Redeemable Preferred Stock is uncertain.

We have the right to call these preferred shares for redemption in whole or in part, at any time, and from time to time (the “call option”), at a price of 100% of the stated value plus any accrued but unpaid dividends thereon (and, in cases where the preferred shares we redeem shall have been purchased from us less than one year prior to their redemption, an additional make-whole amount to provide the redeemed stockholder with one year’s worth of dividends). We are required, subject to certain conditions and legal restrictions, to redeem the preferred stock of a holder who is a natural person upon his or her death, disability or bankruptcy within 60 days of receipt of a written request of the holder or the holder’s estate at a redemption price equal to the stated value plus accrued and unpaid dividends thereon through and including the date of redemption.

If the redemption price of the Series 2 Redeemable Preferred Stock exceeds the stock’s issue price upon any redemption, the excess will be treated as a redemption premium that may result in certain circumstances in a constructive distribution or series of constructive distributions of additional preferred shares. Assuming that the issue price of the preferred stock is determined under principles similar to the OID Rules, the issue price for the Series 2 Redeemable Preferred Stock should be the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the preferred stock is sold.

A redemption premium for the Series 2 Redeemable Preferred Stock should not result in constructive distributions if the redemption premium is less than a de minimis amount as determined under principles similar to the OID Rules. A redemption premium should be considered de minimis if such premium is less than one quarter of one percent of the preferred stock’s liquidation value, multiplied by the number of complete years such stock was held. Because the determination under the OID Rules of a maturity date for the preferred stock is unclear, the remainder of this discussion assumes that the Series 2 Redeemable Preferred Stock is issued with a redemption premium greater than a de minimis amount.

The call option should not require constructive distributions of the redemption premium, if based on all of the facts and circumstances as of the issue date, a redemption pursuant to the call option is not more likely than not to occur. The Treasury regulations provide that an issuer’s right to redeem will not be treated as more likely than not to occur if: (i) the issuer and the holder of the stock are not related within the meaning of Section 267(b) or Section 707(b) of the Code (substituting “20%” for the phrase “50%”); (ii) there are no plans, arrangements, or agreements that effectively require or are intended to compel the issuer to redeem the stock; and (iii) exercise of the right to redeem would not reduce the yield on the stock determined using principles applicable to the determination of OID under the OID rules. The fact that a redemption right is not within the safe harbor described in the preceding sentence does not mean that an issuer’s right to redeem is more likely than not to occur and the issuer’s right to redeem must still be tested under all the facts and circumstances to determine if it is more likely than not to occur. We do not believe that redemption pursuant to the call option should be treated as more likely than not to occur under the foregoing test. Accordingly, no U.S. holder of the Series 2 Redeemable Preferred Stock should be required to recognize constructive distributions of the redemption premium because of our call option.

Prospective purchasers of Series 2 Redeemable Preferred Stock should consult their own tax advisors regarding the potential implications of these constructive distribution rules.

Holder’s Conversion Option. If a U.S. holder’s shares of Series 2 Redeemable Preferred Stock are converted into our common stock, the holder should not recognize gain or loss upon the conversion except as noted below. If a U.S. holder receives cash in lieu of a fractional share of stock, the holder should recognize gain or loss equal to the difference between the cash received and that portion of such holder’s basis in the stock attributable to the fractional share. The U.S. holder’s conversion of Series 2 Redeemable Preferred Stock into common stock may result in a deemed distribution taxed in the same manner as a cash distribution described under the heading “Material U.S. Federal Income Tax Consequences — U.S. Holder: Cash Distributions” if either: (i) the holder’s right is pursuant to a plan to periodically increase a stockholder’s proportionate interest in our assets or earnings and profits, or (ii) there are dividends in arrears on the preferred stock at the time of the conversion, and as a result, the holder’s interest in our assets or earnings and profits increases. In the latter case, the amount of the constructive distribution is limited to the lesser of (i) the redemption premium; or (ii) the amount of dividends in arrears on the Series 2 Redeemable Preferred Stock. We believe that any conversion of the Series 2 Redeemable Preferred Stock into common stock should not be treated as pursuant to a plan to periodically increase the holders’ interest in the assets or earnings and profits of the Company. Accordingly, the amount of any deemed distribution upon conversion should be the lesser of: (i) the redemption premium for preferred stock or (ii) the amount of dividends in arrears.

A U.S. holder’s initial tax basis in common stock received in the conversion will be equal to such holder’s basis in the Series 2 Redeemable Preferred Stock surrendered in the exchange (taking into account the basis of any fractional share for which cash is paid), and the holding period for such common stock will include the period during which the holder held converted preferred stock. Generally, a U.S. holder’s initial tax basis in any common stock (or portion thereof) considered received as a constructive distribution will be equal to its fair market value, and the holding period with respect to such common stock will begin on the date of the exchange.

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Disposition of Series 2 Redeemable Preferred Stock, Including Redemptions. Upon any sale, exchange, redemption (except as discussed below) or other disposition of the Series 2 Redeemable Preferred Stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the preferred stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the preferred stock is longer than one year. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. In addition, gains recognized by non-corporate U.S. holders could be subject to the 3.8% tax on net investment income.

A redemption of shares of Series 2 Redeemable Preferred Stock will generally be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a U.S. holder will recognize capital gain or loss (which will be long-term capital gain or loss, if the U.S. holder’s holding period for such shares exceeds one year) equal to the difference between the amount realized by the U.S. holder and the U.S. holder’s adjusted tax basis in the preferred stock redeemed, except to the extent that any cash received is attributable to any declared but unpaid dividends, which will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions.” A payment made in redemption of preferred stock may be treated as a distribution, rather than as payment in exchange for the preferred stock, unless the redemption:

●	is “not essentially equivalent to a dividend” with respect to a U.S. holder under Section 302(b)(1) of the Code;

●	is a “substantially disproportionate” redemption with respect to a U.S. holder under Section 302(b)(2) of the Code;

●	results in a “complete redemption” of a U.S. holder’s stock interest in the company under Section 302(b)(3) of the Code; or

●	is a redemption of stock held by a non-corporate shareholder, which results in a partial liquidation of the company under Section 302(b)(4) of the Code.

In determining whether any of these tests has been met, a U.S. holder must take into account not only shares of the Series 2 Redeemable Preferred Stock and our common stock that the U.S. holder actually owns, but also shares of stock that the U.S. holder owns through attribution under Code Section 318.

A redemption payment will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in a U.S. holder’s aggregate stock interest in the company, which will depend on the U.S. holder’s particular facts and circumstances at such time. If the redemption payment is treated as a distribution, the rules discussed above in “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions” apply.

Satisfaction of the “complete redemption” and “substantially disproportionate” exceptions is dependent upon compliance with the objective tests set forth in Code Section 302(b). A redemption will result in a “complete redemption” if either all of the shares of our stock actually and constructively owned by a U.S. holder are exchanged in the redemption or all of the shares of our stock actually owned by the U.S. holder are exchanged in the redemption and the U.S. holder effectively waives the attribution of shares of our stock constructively owned by the U.S. holder in accordance with Code Section 302(c)(2). A redemption does not qualify for the “substantially disproportionate” exception if the stock redeemed is only non-voting stock, and for this purpose, stock which does not have voting rights until the occurrence of an event is not voting stock until the occurrence of the specified event. Accordingly, any redemption of the Series 2 Redeemable Preferred Stock will not qualify for this exception because the preferred stock does not have voting rights.

For purposes of the “redemption from non-corporate shareholders in a partial liquidation” test, a distribution will be treated as in partial liquidation if the distribution is not essentially equivalent to a dividend (determined at the corporate level rather than the shareholder level) and the distribution is pursuant to a plan and occurs within the taxable year in which the plan was adopted or within the succeeding taxable year. For these purposes, a distribution is generally not essentially equivalent to a dividend if the distribution results in a corporate contraction. The determination of what constitutes a corporate contraction is factual in nature, and has been interpreted under case law to include the termination of a business or line of business.

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Each U.S. holder of the Series 2 Redeemable Preferred Stock should consult its own tax advisors to determine whether a payment made in redemption of the preferred stock will be treated as a dividend or a payment in exchange for the preferred stock. If the redemption payment is treated as a dividend, the rules discussed above in “Material U.S. Federal Income Tax Considerations—U.S. Holders: Cash Distributions” apply.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply with respect to payments of dividends on, and to certain payments of proceeds on the redemption of, the Series 2 Redeemable Preferred Stock. Certain non-corporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on, and certain payments of proceeds on the sale or other disposition of, the preferred stock unless the beneficial owner thereof furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the IRS.

Non-U.S. Holders

For the purposes of this discussion, a “non-U.S. holder” means any holder of Series 2 Redeemable Preferred Stock other than a U.S. holder. Any Series 2 Redeemable Preferred Stock purchaser who is not a U.S. citizen will be required to furnish appropriate documentation that clearly states whether it is subject to U.S. withholding taxes, in accordance with applicable requirements of the IRS.

Distributions on the Series 2 Redeemable Preferred Stock. If distributions are made with respect to the Series 2 Redeemable Preferred Stock (including constructive distributions as discussed under the heading “Material U.S. Federal Income Tax Considerations—Constructive Distributions on Series 2 Redeemable Preferred Stock”), such distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined under the Code and may be subject to withholding as discussed below. Any portion of a distribution that exceeds our current and accumulated earnings and profits will first be applied to reduce the Non-U.S. holder’s basis in the preferred stock and, to the extent such portion exceeds the Non-U.S. holder’s basis, the excess will be treated as gain from the disposition of the preferred stock, the tax treatment of which is discussed below under “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Disposition of Series 2 Redeemable Preferred Stock, Including Redemptions.” In addition, if we are a U.S. real property holding corporation (a “USRPHC”) and any distribution exceeds our current and accumulated earnings and profits, we will need to choose to satisfy our withholding requirements either by treating the entire distribution as a dividend, subject to the withholding rules in the following paragraph (and withhold at the applicable rate), or by treating only the amount of the distribution equal to our reasonable estimate of our current and accumulated earnings and profits as a dividend, subject to the withholding rules in the following paragraph, with the excess portion of the distribution subject to withholding at the applicable rate (discussed below under “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Disposition of Series 2 Redeemable Preferred Stock, Including Redemptions”), with a credit generally allowed against the Non-U.S. holder’s U.S. federal income tax liability in an amount equal to the amount withheld from such excess.

Dividends paid to a Non-U.S. holder of the preferred stock will be subject to withholding of U.S. federal income tax at a 30% rate or the rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a permanent establishment (or in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States) are not subject to the withholding tax, provided that certain certification and disclosure requirements are satisfied including completing IRS Form W-8ECI (or other applicable form). Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

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A Non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (i) complete IRS Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits, or (ii) if the preferred stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury regulations.

A Non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Disposition of Series 2 Redeemable Preferred Stock, Including Redemptions. Any gain realized by a Non-U.S. holder on the disposition of the Series 2 Redeemable Preferred Stock will not be subject to U.S. federal income or withholding tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. holder in the United States);

●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met; or

●	we are or have been a USRPHC for U.S. federal income tax purposes, as such term is defined in Section 897(c) of the Code, and such Non-U.S. holder owned directly or pursuant to attribution rules at any time during the five-year period ending on the date of disposition more than 5% of the Series 2 Redeemable Preferred Stock. This assumes that the preferred stock is regularly traded on an established securities market, within the meaning of Section 897(c)(3) of the Code. We do not believe that we are currently a USRPHC or that we will become one in the future although we cannot be certain of our future operations and asset holdings.

A Non-U.S. holder described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if the Non-U.S. holder were a United States person as defined under the Code, and if it is a corporation, may also be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax (or at such reduced rate as may be provided by an applicable treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. A Non-U.S. holder described in the third bullet point above will be subject to U.S. federal income tax under regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the Non-U.S. holder were a United States person as defined under the Code.

If a Non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, redemption (except as discussed below), or other disposition of the preferred stock, such a Non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the Non-U.S. holder and the Non-U.S. holder’s adjusted tax basis in the preferred stock. Such capital gain or loss will be long-term capital gain or loss if the Non-U.S. holder’s holding period for the preferred stock is longer than one year. A Non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

If a Non-U.S. holder is subject to U.S. federal income tax on any disposition of the preferred stock, a redemption of preferred shares will be a taxable event. If the redemption is treated as a sale or exchange, instead of a dividend, a Non-U.S. holder generally will recognize long-term capital gain or loss, if the Non-U.S. holder’s holding period for such preferred stock exceeds one year, equal to the difference between the amount of cash received and fair market value of property received and the Non-U.S. holder’s adjusted tax basis in the preferred stock redeemed, except that to the extent that any cash received is attributable to any declared but unpaid dividends on the preferred stock, which generally will be subject to the rules discussed above in “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders: Distributions on the Series 2 Redeemable Preferred Stock.” A payment made in redemption of the preferred stock may be treated as a dividend, rather than as payment in exchange for the preferred stock, in the same circumstances discussed above under “Material U.S. Federal Income Tax Considerations—U.S. Holders: Disposition of Series 2 Redeemable Preferred Stock, Including Redemptions.” Each Non-U.S. holder of the preferred stock should consult its own tax advisors to determine whether a payment made in redemption of the preferred stock will be treated as a dividend or as payment in exchange for the preferred stock.

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Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. holder the amount of dividends paid to such Non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. holder will not be subject to backup withholding on dividends paid to such Non-U.S. holder as long as such Non-U.S. holder certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that such Non-U.S. holder is a United States person as defined under the Code), or such Non-U.S. holder otherwise establishes an exemption.

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds received from a sale or other disposition of the Series 2 Redeemable Preferred Stock unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

U.S. backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Accounts at Foreign Financial Institutions. The Foreign Account Tax Compliance Act (“FATCA”), will generally impose a 30% withholding tax on dividends on, and the gross proceeds of a disposition of, Series 2 Redeemable Preferred Stock that are paid to: (i) a foreign financial institution (as that term is defined in Section 1471(d)(4) of the Code) unless that foreign financial institution satisfies certain requirements, including entering into an agreement with the U.S. Treasury Department to collect and disclose information regarding U.S. account holders of that foreign financial institution (directly or indirectly); and (ii) certain other foreign entities unless such entity certifies that it does not have any substantial U.S. owners or provides information for each substantial U.S. owner and such entity satisfies other specified requirements. Foreign financial institutions located in jurisdictions that have an “intergovernmental agreement” with the United States governing FATCA may be subject to different rules.

Although FATCA generally applies now, IRS guidance indicates that the FATCA withholding tax of 30% will not apply to gross proceeds from the disposition of shares of our Series 2 Redeemable Preferred Stock until after December 31, 2016.

Although administrative guidance and final Treasury regulations regarding the FATCA rules have recently been issued, the exact scope of these rules remains unclear. Prospective investors should consult their own tax advisors regarding the possible impact of these rules on their investment in this preferred stock.

STATE, LOCAL AND FOREIGN TAXES

We make no representations regarding the tax consequences of the purchase, ownership or disposition of the Series 2 Redeemable Preferred Stock under the tax laws of any state, locality or foreign country. You should consult your own tax advisors regarding these state and foreign tax consequences.

LEGAL MATTERS

Certain legal matters in connection with the Series 2 Redeemable Preferred Stock will be passed upon for us by Maslon LLP, of Minneapolis, Minnesota.

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EXPERTS

The consolidated financial statements of GWG Holdings, Inc. and its subsidiaries as of and for the years ended December 31, 2015 and December 31, 2014, incorporated by reference in this prospectus and in the registration statement of which this prospectus is a part, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm. As indicated in their report with respect thereto, these consolidated financial statements are included in this prospectus in reliance upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities to be offered and sold pursuant to the prospectus that is a part of that registration statement. This prospectus does not contain all the information contained in the registration statement. For further information with respect to our Company and the preferred shares to be sold in this offering, we refer you to the registration statement, including the agreements, other documents and schedules filed as exhibits to the registration statement, and the documents incorporated by reference into the prospectus.

We file annual, quarterly and current reports, and other information with the SEC. We intend to make these filings available on our website at www.gwgh.com. Information on our website is not incorporated by reference in this prospectus. We maintain an office at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402, where all records concerning the Series 2 Redeemable Preferred Stock are to be retained. Holders of the preferred stock and their representatives can request information regarding those securities by contacting our office by mail at our address or by telephone at (612) 746-1944 or by fax at (612) 746-0445. Upon request, we will provide copies of our filings with the SEC free of charge to our investors. Our SEC filings, including the registration statement of which this prospectus is a part, will also be available on the SEC’s Internet site at http://www.sec.gov. You may read and copy all or any portion of the registration statement or any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. In addition, you may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You may receive copies of these documents upon payment of a duplicating fee by writing to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating certain information about us that we have filed with the SEC by reference in this prospectus, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference the documents listed below, together with any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, and (ii) from the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus:

●	Our Annual Report on Form 10-K for the period ended December 31, 2015, filed with the SEC on March 22, 2016;

●	Our Quarterly Reports on Form 10-Q for the period ended September 30, 2016, filed with the SEC on November 10, 2016, the period ended June 30, 2016, filed with the SEC on August 12, 2016, and the period ended March 31, 2016, filed with the SEC on May 13, 2016;

●	Our Current Reports on Form 8-K filed with the SEC on April 28, August 16, August 19, September 19, November 8, 2016; and

●	Our definitive proxy statement filed with the SEC on March 4, 2016.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

The section entitled “Where You Can Find More Information” above describes how you can obtain or access any documents or information that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Upon written or oral request, we will provide, free of charge, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus. Such written or oral requests should be made to:

Jon L. Gangelhoff, Chief Operating Officer
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Telephone Number: (612) 746-1944

In addition, such reports and documents may be found on our website at www.gwgh.com.

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$250,000,000 of Series 2 Redeemable Preferred Stock

(250,000 shares)

GWG HOLDINGS, INC.

PROSPECTUS

            , 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are expenses (other than the dealer manager commissions and fees) we expect to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates and actual expenses may vary considerably from these estimates:

Securities and Exchange Commission registration fee	$29,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$75,000
FINRA filing fees	$37,500
Blue sky fees and expenses	$10,000
Printing expenses	$75,000
Miscellaneous	$88,500
Total	$365,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides for, under certain circumstances, the indemnification of our officers, directors, employees and agents against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification provided for is contained herein, but that description is qualified in its entirety by reference to the relevant Section of the Delaware General Corporation Law.

In general, the statute provides that any director, officer, employee or agent of a corporation may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred in a proceeding (including any civil, criminal, administrative or investigative proceeding) to which the individual was a party by reason of such status. Such indemnity may be provided if the indemnified person’s actions resulting in the liabilities: (i) were taken in good faith; (ii) were reasonably believed to have been in or not opposed to our best interest; and (iii) with respect to any criminal action, such person had no reasonable cause to believe the actions were unlawful. Unless ordered by a court, indemnification generally may be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the stockholders that the applicable standard of conduct was met by the individual to be indemnified.

The statutory provisions further provide that to the extent a director, officer, employee or agent is wholly successful on the merits or otherwise in defense of any proceeding to which he was a party, he is entitled to receive indemnification against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the proceeding.

Indemnification in connection with a proceeding by or in the right of GWG Holdings, Inc. (the “Company”) in which the director, officer, employee or agent is successful is permitted only with respect to expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense. In such actions, the person to be indemnified must have acted in good faith, in a manner believed to have been in our best interest and must not have been adjudged liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the Court of Chancery or such other court shall deem proper. Indemnification is otherwise prohibited in connection with a proceeding brought on behalf of the Company in which a director is adjudged liable to us, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Delaware law authorizes us to reimburse or pay reasonable expenses incurred by a director, officer, employee or agent in connection with a proceeding in advance of a final disposition of the matter. Such advances of expenses are permitted if the person furnishes to us a written agreement to repay such advances if it is determined that he is not entitled to be indemnified by us.

II-1

The statutory section cited above further specifies that any provisions for indemnification of or advances for expenses does not exclude other rights under our certificate of incorporation, corporate bylaws, resolutions of our stockholders or disinterested directors, or otherwise. These indemnification provisions continue for a person who has ceased to be a director, officer, employee or agent of the corporation and inure to the benefit of the heirs, executors and administrators of such persons.

The statutory provision cited above also grants the power to the Company to purchase and maintain insurance policies that protect any director, officer, employee or agent against any liability asserted against or incurred by him in such capacity arising out of his status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it.

Article 6 of our corporate bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

We have purchased directors’ and officers’ liability insurance in order to limit the exposure to liability for indemnification of directors and officers, including liabilities under the Securities Act of 1933.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

In 2013, the Company’s wholly owned subsidiary, GWG Life, sold $196,484 in principal amount of Series I Secured notes in consideration of reinvested interest payable on account of earlier issued notes. The Company is a guarantor of GWG Life’s obligations under the Series I Secured notes. The notes were offered and sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder. Arque Capital Ltd. was the managing broker-dealer for the offering of the notes.

In 2013, the Company issued 82,606 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 110,584 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2014, the Company issued 60,000 shares of common stock to Brewer Consulting Group in exchange for certain advisory services including financial consulting and marketing support to be provided to the Company by Brewer Consulting Group. The common stock was sold to Brewer Consulting Group, as accredited investor, in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2015, the Company issued 97,590 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

In 2016, the Company issued 98,580 shares of Series A Preferred Stock as in-kind dividends payable on account of the preferred stock. The preferred stock was sold solely to accredited investors in a private placement under Section 4(a)(2) of the Securities Act of 1933, and Regulation D/Rule 506 thereunder.

II-2

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits. The exhibits listed below are filed as a part of this registration statement.

Exhibit	Description
1.1	Form of Dealer Manager Agreement *
3.1	Certificate of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Amendment to Certificate of Incorporation (3)
3.4	Certificate of Designations for Series A Convertible Preferred Stock (3)
3.5	Certificate of Amendment to Certificate of Incorporation (8)
3.5	Amendment No. 1 to Bylaws (9)
3.6	Amendment No. 2 to Bylaws (10)
3.7	Certificate of Designation for Redeemable Preferred Stock (18)
3.8	Certificate of Amendment to Certificate of Designation for Redeemable Preferred Stock (18)
3.9	Certificate of Designation for Series 2 Redeemable Preferred Stock *
4.1	Indenture with Bank of Utah, dated October 19, 2011 (5)
4.2	Pledge and Security Agreement by and among GWG Holdings, Inc., GWG Life, LLC, Jon R. Sabes, Steven F. Sabes, and Bank of Utah, dated October 19, 2011 (5)
4.3	Intercreditor Agreement by and among Bank of Utah, and Lord Securities Corporation, dated October 19, 2011 (5)
4.4	Amendment No. 1 to Indenture with Bank of Utah, dated December 15, 2011 (6)
4.5	Amendment No. 1 to Pledge and Security Agreement, dated December 15, 2011 (6)
4.6	Amendment No. 2 to Indenture with Bank of Utah, dated January 9, 2015 (12)
4.7	Amendment No. 1 to Intercreditor Agreement, dated January 9, 2015 (13)
4.8	Amendment No. 2 to Pledge and Security Agreement , dated January 9, 2015 (13)
4.9	Amendment No. 3 to Indenture with Bank of Utah, dated June 12, 2015 (14)
4.10	Amendment No. 2 to Intercreditor Agreement, dated June 12, 2015 (14)
4.11	Amendment No. 3 to Pledge and Security Agreement, dated June 12, 2015 (14)
5.1	Opinion of Maslon LLP *
10.1	Second Amended and Restated Credit and Security Agreement with DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent), and Autobahn Funding Company LLC (as lender), dated effective May 11, 2015 (11)
10.2	Amended and Restated Performance Guaranty of GWG Holdings, LLC dated as of May 11, 2015, delivered in favor of DZ Bank AG Deutsche Zentral-Genossenschaftsbank (as agent) and Autobahn Funding Company LLC (as lender) (11)
10.3	Pledge Agreement dated November 15, 2010, among Jon R. Sabes, Steven F. Sabes, Opportunity Finance, LLC, SFS Trust 1976, SFS Trust 1992 Esther, SFS Trust 1982, Mokeson, LLC (collectively as pledgors), and Lord Securities Corporation (as trustee and pledgee) (3)
10.4	Third Amended and Restated Note Issuance and Security Agreement dated November 1, 2011, with Lord Securities Corporation (as trustee), GWG LifeNotes Trust (as secured party), and noteholders (2)
10.5	Amendment to Third Amended and Restated Note Issuance and Security Agreement, dated as of November 18, 2013, with Lord Securities Corporation (as trustee for the GWG LifeNotes Trust) (9)
10.6	Employment Agreement with Jon R. Sabes, dated June 14, 2011 (4)
10.7	Employment Agreement with Steven F. Sabes, dated June 14, 2011 (4)
10.8	Employment Agreement with Paul A. Siegert, dated June 14, 2011 (4)
10.9	Employment Agreement with William B. Acheson, dated May 30, 2014 (15)
10.10	Employment Agreement with Michael D. Freedman, dated September 22, 2014 (16)
10.11	Stock Option Agreement with Michael D. Freedman, dated September 22, 2014 (16)
10.12	2013 Stock Incentive Plan (17)
10.13	Form of Stock Option Agreement used with 2013 Stock Incentive Plan (15)
10.14	Loan and Security Agreement by and among GWG DLP Funding IV, LLC, as borrower, certain lenders, and CMLG Corp. as administrative agent, dated effective as of September 14, 2016 (19)
21	List of Subsidiaries*
23.1	Consent of Baker Tilly Virchow Krause, LLP (filed herewith)

(1)	Incorporated by reference to Form S-1 Registration Statement filed on June 14, 2011 (File No. 333-174887).
(2)	Incorporated by reference to Post-Effective Amendment No. 8 to Form S-1/A filed on November 12, 2013 (File No. 333-174887).
(3)	Incorporated by reference to Form S-1/A Registration Statement filed on August 23, 2011 (File No. 333-174887).
(4)	Incorporated by reference to Form S-1/A Registration Statement filed on September 20, 2011 (File No. 333-174887).
(5)	Incorporated by reference to Form S-1/A Registration Statement filed on October 20, 2011 (File No. 333-174887).
(6)	Incorporated by reference to Post-Effective Amendment No. 1 to Form S-1/A filed on April 30, 2012 (File No. 333-174887).
(7)	Incorporated by reference to Current Report on Form 8-K filed on February 1, 2013.
(8)	Incorporated by reference to Quarterly Report on Form 10-Q filed on August 8, 2014.
(9)	Incorporated by reference to Quarterly Report on Form 10-Q filed on November 13, 2014.
(10)	Incorporated by reference to Current Report on Form 8-K filed on June 2, 2015.
(11)	Incorporated by reference to Post-Effective Amendment No. 3 to Form S-1/A filed on May 15, 2015 (File No. 333-197227).
(12)	Incorporated by reference to Form S-1/A Registration Statement filed on November 4, 2014 (File No. 333-197227).
(13)	Incorporated by reference to Form S-1/A Registration Statement filed on January 7, 2015 (File No. 333-197227).
(14)	Incorporated by reference to Form S-1/A Registration Statement filed on June 12, 2015 (File No. 333-203879).
(15)	Incorporated by reference to Form S-1/A Registration Statement filed on June 6, 2014 (File No. 333-195505).
(16)	Incorporated by reference to Form S-1/A Registration Statement filed on December 18, 2014 (File No. 333-197227).
(17)	Incorporated by reference to the registrant’s Definitive Proxy Statement filed on April 30, 2015.
(18)	Incorporated by reference to the registrant’s Annual Report on Form 10-K filed on March 22, 2016.
(19)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on September 19, 2016.
*	To be filed by amendment

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ITEM 17. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(a)(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[intentionally omitted]

(5)	For the purpose of determining any liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 17, 2017.

GWG HOLDINGS, INC.

By:	/s/ Jon R. Sabes
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Jon R. Sabes and William Acheson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, as of January 17, 2017, by the following persons in the capacities indicated below.

Name	Title

/s/ Jon R. Sabes	Director, Chief Executive Officer
Jon R. Sabes	(Principal Executive Officer)

/s/ Paul A. Siegert *	Director, Executive Chairman
Paul A. Siegert

/s/ William Acheson	Chief Financial Officer
William Acheson	(Principal Financial and Accounting Officer)

Director, Executive Vice President and Secretary
Steven F. Sabes

Director
David H. Abramson

/s/ Charles H. Maguire III *	Director
Charles H. Maguire III

/s/ Jeffrey L. McGregor *	Director
Jeffrey L. McGregor

/s/ Shawn R. Gensch *	Director
Shawn R. Gensch

* By Power of Attorney granted on December 2, 2016.

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